Allen & Overy LLP

FACILITIES AGREEMENT

US$1,100,000,000

for

AUTOLIV, INC.

AUTOLIV ASP, INC.

and

AUTOLIV AB

with

HSBC BANK PLC

J.P. MORGAN PLC

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

and

SG CORPORATE & INVESTMENT BANKING

as Bookrunners

7 November, 2005

Contents

Clause Page

1. Interpretation

2. Facilities

3. Purpose

4. Conditions Precedent

5. Revolving Loans

6. Swingline Loans

7. Repayment

8. Prepayment and Cancellation

9. Interest Periods

10. Interest

11. Optional Currencies

12. Payments

13. Taxes

14. Market Disruption

15. Increased Costs

16. Illegality

17. Guarantee

18. Representations and Warranties

19. Undertakings

20. Default

21. The Agents and the Bookrunners

22. Fees

23. Expenses

24. Stamp Duties

25. Indemnities

26. Evidence and Calculations

27. Amendments and Waivers

28. Changes to the Parties

29. Disclosure of Information

30. Set-Off

31. Pro Rata Sharing

32. Severability

33. Counterparts

34. Notices

35. Language

36. Jurisdiction

37. Governing Law

38. Integration

39. Waiver of Jury Trial

Schedule

1. Various Parties

Part 1   Revolving Credit Commitments

Part 2   U.S.$ Swingline Banks and U.S.$ Swingline Commitments

Part 3   SEK Swingline Banks and SEK Swingline Commitments

2. Conditions Precedent Documents

Part 1   To be delivered before the first request

Part 2   For an Additional Borrower

3. Calculation of the Mandatory Cost

4. Form of Request

5. Form of Novation Certificate

6. Form of Compliance Certificate

7. Form of Accession Agreement

Signatories

THIS AGREEMENT is dated, 7 November, 2005

BETWEEN:

  AUTOLIV, INC. (incorporated under the laws of the State of Delaware, U.S.A.) (in this capacity, the Parent);

  AUTOLIV, INC. (incorporated under the laws of the State of Delaware, U.S.A.), AUTOLIV ASP, INC. (incorporated under the laws of the State of Indiana, U.S.A.) and AUTOLIV AB (incorporated under the laws of Sweden) (each a Borrower and together, the Borrowers);

  HSBC BANK PLC, J.P. MORGAN PLC, SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ), and SG CORPORATE & INVESTMENT BANKING (the corporate and investment banking division of SOCIETE GENERALE) as bookrunners (the Bookrunners);

  THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the Banks);

  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as facility agent (the Facility Agent)

  JPMORGAN CHASE BANK, N.A. as U.S.$ swingline agent (the U.S.$ Swingline Agent); and

  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as SEK swingline agent (the SEK Swingline Agent).

IT IS AGREED as follows:

  Interpretation

    Definitions

In this Agreement:

Accession Agreement means a letter, substantially in the form of Schedule 7 (Form of Accession Agreement), with such amendments as the Facility Agent and the Parent may agree.

Additional Borrower means a member of the Group which becomes a Borrower after the date of this Agreement.

Affiliate means a Subsidiary or a holding company of a person or any other Subsidiary of that holding company.

Affiliated Bank means a Bank which is an Affiliate of another Bank.

Agent means the Facility Agent or a Swingline Agent.

Availability Period means the period from and including the date of this Agreement to and including the date one month before the Maturity Date.

Bank means a Revolving Credit Bank or a Swingline Bank.

Board means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

Business Day means a day (other than a Saturday or a Sunday):

(a) on which banks are open for general business in:

(i) London and Stockholm;

(ii) New York; and

(iii) in relation to a transaction involving an Optional Currency other than Sterling, the principal financial centre of the jurisdiction of that Optional Currency; and

(b) in relation to a transaction involving Euros, which is a TARGET Day.

Code means the United States Internal Revenue Code of 1986, as amended, and any rule or regulation issued thereunder from time to time in effect.

Commitment means a Revolving Credit Commitment, a SEK Swingline Commitment or a U.S.$ Swingline Commitment.

Dangerous Substance means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism or damaging the environment or public health or welfare including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste.

Default means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

Drawdown Date means the date of the advance of a Loan.

Environmental Claim means any claim by any person as a result of or in connection with any violation of Environmental Law or any Environmental Contamination which could give rise to any remedy or penalty (whether interim or final) or liability for any Obligor or any Finance Party which could reasonably be expected to have a material adverse effect.

Environmental Contamination means each of the following and their consequences:

(a) any release, emission, leakage, or spillage of any Dangerous Substance into any part of the environment; or

(b) any accident, fire, explosion or sudden event which is directly or indirectly caused by or attributable to any Dangerous Substance; or

(c) any other pollution of the environment.

Environmental Law means any national or supranational law, regulation or directive concerning the protection of human health or the environment or concerning Dangerous Substances.

Environmental License means any authorization by any Environmental Law.

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate means each trade or business, whether or not incorporated, that would be treated as a single employer with any Obligor under section 414 of the United States Internal Revenue Code of 1986, as amended. When any provision of this Agreement relates to a past event, the term "ERISA Affiliate" includes any person that was an ERISA Affiliate of an Obligor at the time of that past event.

EURIBOR means in relation to any Loan denominated in Euros:

(a) the applicable Screen Rate; or

(b) if no such Screen Rate is available for the currency or Interest Period of the relevant Loan, the arithmetic mean of the rates (rounded upwards if necessary to the nearest four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, at or about 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in Euros for a period comparable to the relevant Interest Period.

Euro and € means the single currency of the Participating Member States.

Event of Default means an event specified as such in Clause 20.1 (Events of Default).

Existing Indebtedness means the U.S.$1,100,000,000 revolving credit facility dated 31 March 2003 and subsequently amended on 15 December 2004 between, inter alia, the Parent, the Borrowers, SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ) as facility agent and Bank One, NA as swingline agent.

Facility means the U.S.$1,100,000,000 multi currency revolving credit facility, made available under this Agreement (including as sublimits, the U.S.$ Swingline Facility and SEK Swingline Facility).

Facility Agent's Spot Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with U.S. Dollars at or about 11.00 a.m. on a particular day.

Facility Office means the office(s) notified by a Bank to the Facility Agent:

(a) on or before the date it becomes a Bank; or

(b) by not less than five Business Days' notice,

as the office(s) through which it will perform all or any of its obligations under this Agreement.

"Federal Funds Rate means, on any day, the rate per annum determined by the U.S.$ Swingline Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) at or about 1.00 p.m. (New York City time) on that day.

Fee Letters means the letter from the Bookrunners to the Obligors and the letters from the Agents to the Obligors, each dated on or about the date of this Agreement and setting out (among other matters) the amount of the fees referred to in Clause 22 (Fees).

"Finance Document means this Agreement, the Fee Letters, a Novation Certificate or any other document designated as such by the Facility Agent and the Obligors' Agent.

Finance Party means an Agent, a Bookrunner or a Bank.

"Financial Indebtedness "means any indebtedness in respect of:

(a) monies borrowed;

(b) any debenture, bond, note, loan stock or other security;

(c) any acceptance credit;

(d) receivables sold or discounted (otherwise than on a non-recourse basis);

(e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(g) any currency swap or interest swap, cap or collar arrangement or other derivative instrument (and when calculating the value of any such transaction, only the marked-to-market value shall be taken into account);

(h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

(i) any guarantee, indemnity or similar assurance against financial loss of any person.

Group means the Parent and its Subsidiaries.

Interest Period means each period determined in accordance with Clause 9 (Interest Periods).

LIBOR means

(a) the applicable Screen Rate; or

(b) if no such Screen Rate is available for the currency or Interest Period of the relevant Loan, the arithmetic mean (rounded upward if necessary to the nearest four decimal places) of the rates per annum as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to the relevant Interest Period.

Loan means, subject to Clause 9 (Interest Periods), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing.

Majority Banks means, at any time, Banks:

(a) whose Commitments then aggregate more than 66K per cent. of the Total Commitments; or

(b) if the Total Commitments have been reduced to nil, whose Commitments aggregated more than 66K per cent. of the Total Commitments immediately before the reduction.

Mandatory Cost means, in relation to each Bank which notifies the Facility Agent that it is incurring such costs, the cost imputed to the Bank of compliance with:

(a) the cash ratio and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority; and

(b) any reserve asset requirements of the European Central Bank notified by each Bank to the Facility Agent as the costs incurred by them of complying with such requirements,

in each case as determined in accordance with Schedule 3.

Margin means the rate per annum determined in accordance with Clause 10.2 (Adjustment of Margin).

Margin Stock has the meaning assigned to such term in Regulation U of the Board.

Material Group Member means any Subsidiary of the Parent:

(a) (i) the book value of whose assets (consolidated if it itself has Subsidiaries) equals or exceeds 3 per cent. of the book value of the consolidated total assets of the Group; or

(ii) whose revenues (consolidated if it itself has Subsidiaries) equal or exceed 3 per cent. of the revenues of the Group taken as a whole; or

(iii) whose trading profits (consolidated if it itself has Subsidiaries) before interest and tax equal or exceed 3 per cent. of the trading profits before interest and tax of the Group as a whole,

as determined by reference to the most recent accounts of the Subsidiary and the most recent consolidated accounts of the Group; or

(b) any Subsidiary of the Parent which becomes a member of the Group after the date of the latest consolidated accounts of the Group at the time of determination and which would fulfil any of the tests in (a)(i), (ii) or (iii) above if tested on the basis of its latest accounts (consolidated if it itself has Subsidiaries) and those latest accounts of the Group; or

(c) prior to the delivery of each set of accounts pursuant to Clause 19.2 (Financial information), any Subsidiary of the Parent to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction or any of such transactions was a Material Group Member.

Material Subsidiary means any Subsidiary of the Parent:

(a) (i) the book value of whose assets (consolidated if it itself has Subsidiaries) equals or exceeds 10 per cent. of the book value of the consolidated total assets of the Group; or

(ii) whose revenues (consolidated if it itself has Subsidiaries) equal or exceed 10 per cent. of the revenues of the Group taken as a whole; or

(iii) whose trading profits (consolidated if it itself has Subsidiaries) before interest and tax equal or exceed 10 per cent. of the trading profits before interest and tax of the Group as a whole,

as determined by reference to the most recent accounts of the Subsidiary and the most recent consolidated accounts of the Group; or

(b) any Subsidiary of the Parent which becomes a member of the Group after the date of the latest consolidated accounts of the Group at the time of determination and which would fulfil any of the tests in (a)(i), (ii) or (iii) above if tested on the basis of its latest accounts (consolidated if it itself has Subsidiaries) and those latest accounts of the Group; or

(c) prior to the delivery of each set of accounts pursuant to Clause 19.2 (Financial information), any Subsidiary of the Parent to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction or any of such transactions was a Material Subsidiary.

Maturity Date means the date falling seven years after the date of this Agreement.

Moody's means Moody's Investors Service, Inc.

Multiemployer Plan means a "multiemployer plan" within the meaning of section 3(37) or 4001(a)(3) of ERISA.

National Currency Unit means the unit of currency of a Participating Member State other than the euro unit.

Novation Certificate has the meaning given to it in Clause 28.3 (Procedure for novations).

Obligor means the Parent and each Borrower.

Obligors' Agent means the Parent, or such other Obligor from time to time nominated by the Obligors' Agent to replace it as Obligors' Agent and approved for such purpose by the Facility Agent.

Optional Currency means Euro, Swedish Kronor and Yen and any currency (other than U.S. Dollars) which is freely available and convertible into U.S. Dollars, and deposits of which are readily available in the London interbank market and which has been previously agreed by all the Banks.

Original Dollar Amount in relation to a Loan, means:

(a) if that Loan is denominated in U.S. Dollars, the amount of that Loan; or

(b) if that Loan is denominated in an Optional Currency, the equivalent in U.S. dollars of the amount of that Loan, calculated at the Facility Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day applicable to that Loan.

Original Group Accounts means the audited consolidated accounts of the Group for the year ended 31 December, 2004.

Participating Member State means a member state of the European Union that adopts a single currency in accordance with the legislation of the European Union relating to European Economic and Monetary Union.

Party means a party to this Agreement.

Plan means an "employee benefit plan" within the meaning of section 3(3) of ERISA maintained by the Borrower or any ERISA Affiliate currently or at any time within the last five years, or to which the Borrower or any ERISA Affiliate is required to make payments or contributions or has made payments or contributions within the past five years.

Prime Rate means the prime commercial lending rate in U.S. Dollars from time to time announced by the U.S. Swingline Agent; each change in the interest rate on a U.S. Swingline Loan which results from a change in the Prime Rate becomes effective on the day on which the change in the Prime Rate becomes effective.

Rate Fixing Day means:

(a) the second Business Day before the first day of an Interest Period for a Revolving Loan denominated in any currency other than Sterling; or

(b) in the case of a Revolving Loan denominated in Sterling only, the first day of the Interest Period for that Loan,

or such other day as is generally treated as the rate fixing day by market practice in the relevant interbank market for leading banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Interest Period, as determined by the Facility Agent.

Rating Agency means Moody's or Standard & Poor's.

Reference Banks means, subject to Clause 28.5 (Reference Banks), the Facility Agent, JPMorgan Chase Bank, N.A. and Société Générale.

Reportable Event means any of the events set forth in section 4043 of ERISA or the related regulations.

Request means a request made by the Obligors' Agent for a Loan, substantially in the form of Schedule 4.

Restricted Margin Stock means Margin Stock owned by any Obligor or any member of the Group, which represents not more than 33 1/3 per cent. of the aggregate value (determined in accordance with Regulation U of the Board), on a consolidated basis, of the assets of each Obligor and all members of the Group (other than Margin Stock) that are subject to the provisions of Clause 19 (Undertakings) (including, without limitation, Clauses 19.8 (Negative pledge) and 19.9 (Transactions similar to security)).

Revolving Credit Bank means, subject to Clause 28 (Changes to the Parties), a bank or financial institution listed in Part I of Schedule 1 in its capacity as a provider of Revolving Loans.

Revolving Credit Commitment means:

(a) in relation to a Revolving Credit Bank which is a Revolving Credit Bank on the date of this Agreement, the aggregate of the amounts in U.S. Dollars set opposite its name in Part I of Schedule 1 and the amount of any other Bank's Revolving Credit Commitment acquired by it under Clause 28 (Changes to the Parties); and

(b) in relation to a Revolving Credit Bank which becomes a Revolving Credit Bank after the date of this Agreement, the amount of any other Bank's Revolving Credit Commitment acquired by it under Clause 28 (Changes to the Parties), to the extent not cancelled, reduced or transferred under this Agreement.

Revolving Credit Facility means the multi-currency revolving credit facility made available under this Agreement as set out in Clause 2.1 (Revolving Credit Facility).

Revolving Loan means, subject to Clause 11 (Optional Currencies), the principal amount of a borrowing by a Borrower under the Revolving Credit Facility

Screen Rate means:

(a) in relation to LIBOR, the British Bankers' Association Settlement Rate for the relevant currency and period;

(b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

(c) in relation to STIBOR, the appropriate rate for the relevant period,

displayed on the appropriate page of either the Reuters or the Bloomberg Screen (as selected by the Facility Agent and notified to the Parent and the Banks). If the relevant page is replaced or the service ceases to be available, the Facility Agent may (after consultation with the Obligors' Agent and the Banks) specify another page or service displaying the appropriate rate.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

SEK and Swedish Kronor means the lawful currency for the time being of Sweden.

SEK Swingline Bank means, subject to Clause 28 (Changes to the Parties), a bank or financial institution listed in Part 3 of Schedule 1 in its capacity as a participant in the SEK Swingline Facility.

SEK Swingline Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Stockholm.

SEK Swingline Commitment means:

(a) in relation to a SEK Swingline Bank, and subject to Clause 8.2 (Voluntary cancellation) and to Clause 28 (Changes to the Parties), the obligation of such SEK Swingline Bank to contribute to SEK Swingline Loans hereunder up to the aggregate principal amount in Swedish Kronor set opposite its name in Part 3 of Schedule 1; or

(b) in relation to a Bank which becomes a SEK Swingline Bank after the date of this Agreement, the amount of any other SEK Swingline Bank's SEK Swingline Commitment acquired by it under Clause 28 (Changes to the Parties), to the extent not transferred, cancelled or reduced hereunder.

SEK Swingline Facility means the Swedish Kronor swingline facility referred to in Clause 2.2 (Swingline Facilities).

SEK Swingline Loan means the principal amount of a borrowing by a Borrower under the SEK Swingline Facility or (as the context requires) the principal amount thereof from time to time outstanding.

SEK Swingline Rate means, on any day:

(a) STIBOR; or if not available;

(b) the SEK Swingline Agent's overnight offered rate;

plus, in each case, 0.50 per cent. per annum.

Standard & Poor's means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

Sterling means the currency for the time being of the United Kingdom.

STIBOR means for an Interest Period of any Loan or overdue amount in Swedish Kronor:

(a) the applicable Screen Rate; or

(b) if no Screen Rate is available for that Interest Period of that Loan or overdue amount, the arithmetic mean (rounded upwards to four decimal places) of the rates as supplied to the SEK Swingline Agent at its request quoted by STIBOR Reference Banks to leading banks in the Swedish interbank market, as at 11.00 a.m. (Swedish time) on the Rate Fixing Day for the offering of deposits in Swedish Kronor for a period comparable to that Interest Period.

STIBOR Reference Banks means, subject to Clause 28.5 (Reference Banks) the SEK Swingline Agent, Nordea Bank AB (publ) and Danske Bank A/S, Danmark, Sweden Branch.

Subsidiarymeans an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership.

Swingline Agent means the U.S.$ Swingline Agent or the SEK Swingline Agent or both as the case may be.

Swingline Bank means a U.S.$ Swingline Bank or a SEK Swingline Bank or both as the case may be.

Swingline Commitment means the U.S.$ Swingline Commitment or the SEK Swingline Commitment or both as the case may be.

Swingline Facility means the U.S.$ Swingline Facility or the SEK Swingline Facility or both as the case may be.

Swingline Loan means a U.S.$ Swingline Loan or a SEK Swingline Loan.

Swingline Rate means the U.S.$ Swingline Rate or the SEK Swingline Rate.

TARGET Day means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

Total Commitments means the aggregate of the Commitments of all the Banks.

Total Revolving Credit Commitments means the aggregate for the time being of the Revolving Credit Commitments, being US$1,100,000,000 at the date of this Agreement.

"Total SEK Swingline Commitments means the aggregate for the time being of the SEK Swingline Commitments, being SEK 1,000,000,000 at the date of this Agreement.

"Total U.S.$ Swingline Commitments means the aggregate for the time being of the U.S. Swingline Commitments, being US$250,000,000 at the date of this Agreement.

Unrestricted Margin Stock means any Margin Stock owned by either Obligor or any member of the Group which is not Restricted Margin Stock.

U.S.$ Swingline Bank means, subject to Clause 28 (Changes to the Parties), a bank or financial institution listed in Part 2 of Schedule 1 in its capacity as a participant in the U.S.$ Swingline Facility.

U.S.$ Swingline Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in New York.

U.S.$ Swingline Commitment means:

(a) in relation to a U.S.$ Swingline Bank, and subject to Clause 8.2 (Voluntary cancellation) and to Clause 28 (Changes to the Parties), the obligation of such U.S.$ Swingline Bank to contribute to U.S.$ Swingline Loans hereunder up to the aggregate principal amount in U.S. Dollars set opposite its name in Part 2 of Schedule 1; or

(b) in relation to a Bank which becomes a U.S.$ Swingline Bank after the date of this Agreement, the amount of any other U.S.$ Swingline Bank's U.S.$ Swingline Commitment acquired by it under Clause 28 (Changes to the Parties), to the extent not transferred, cancelled or reduced hereunder.

U.S.$ Swingline Facility means the U.S. Dollar swingline facility referred to in Clause 2.2 (Swingline Facilities).

U.S.$ Swingline Loan means the principal amount of a borrowing by a Borrower under the U.S.$ Swingline Facility or (as the context requires) the principal amount thereof from time to time outstanding.

U.S.$ Swingline Rate means, on any day, the higher of:

(a) the Prime Rate; and

(b) the aggregate of the Federal Funds Rate and 0.50 per cent. per annum.

U.S.A. means the United States of America.

U.S. Dollars and U.S.$ means the currency for the time being of the U.S.A.

Yen means the currency for the time being of Japan.

  Construction

    In this Agreement, unless the contrary intention appears, a reference to:

      an amendment includes a supplement, novation or re-enactment and amended is to be construed accordingly;

      assets includes present and future properties, revenues and rights of every description;

      an authorization includes an authorization, consent, approval, resolution, licence, exemption, filing, registration and notarization;

      control means the power to direct the management and policies of an entity by controlling 50 per cent. or more of voting capital, whether through the ownership of voting capital, by contract or otherwise;

      know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

      a material adverse effect means:

        a material adverse effect on the business or financial condition of the Parent or the Group as a whole; or

        a material adverse effect on the ability of any Obligor to perform its obligations under any of the Finance Documents.

      a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

        if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

      a person includes any individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

      a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      winding up also includes amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation and any equivalent or analogous procedure under the law of any jurisdiction (but, for the avoidance of doubt, reorganisation does not include a mere transfer of assets from one member of the Group to another whether the transferor continues to exist);

      a provision of law is a reference to that provision as amended or re-enacted;

      a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

      a person includes its successors, transferees and assigns;

      a Finance Document or another document is a reference to that Finance Document or other document as amended; and

      a time of day is a reference to London time.

    Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

    The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

    (i) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999; and

    (ii) notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability order) or termination of that Finance Document.

  2. FACILITIES

  2.1 Revolving Credit Facility

  Subject to the terms of this Agreement, the Banks grant to the Borrowers a multicurrency revolving credit facility under which the Revolving Credit Banks will make Loans to a Borrower denominated in U.S. Dollars or Optional Currencies.

  2.2 Swingline Facilities

  Subject to the terms of this Agreement:

    the U.S.$ Swingline Banks make available to the Borrowers a U.S. Dollar swingline facility under which they will make U.S.$ Swingline Loans to a Borrower denominated in U.S. Dollars; and

    the SEK Swingline Banks make available to the Borrowers a SEK Swingline Facility under which they will make SEK Swingline Loans to a Borrower denominated in Swedish Kronor,

  drawings under which are treated in each case as a usage of the Total Revolving Credit Commitments.

  2.3 Facility Limits

    The aggregate Original Dollar Amount of all outstanding Revolving Loans shall not at any time exceed the Total Revolving Credit Commitments.

    The Swingline Facilities are part of the Revolving Credit Facility and are not independent of the Revolving Credit Facility as set out in Clause 2.2 above. The aggregate Original Dollar Amount of all outstanding Loans (including Swingline Loans) shall not at any time exceed the Total Revolving Credit Commitments.

    The aggregate Original Dollar Amount of all outstanding U.S.$ Swingline Loans shall not, at any time, exceed the Total U.S.$ Swingline Commitments.

    The aggregate Original Dollar Amount of all outstanding SEK Swingline Loans shall not, at any time, exceed the Total SEK Swingline Commitments.

  2.4 A Bank's individual limit

    A Bank is not obliged to participate in a Loan if it would cause its applicable Outstandings to exceed its Overall Commitment.

    For the purpose of this Clause 2.4:

      the applicable Outstandings of a Bank on any Drawdown Date means the aggregate Original Dollar Amount of the participations of that Bank and its Affiliates in all outstanding Loans which would be outstanding on that Drawdown Date, if:

      (A) all outstanding Loans due to be repaid on or before that Drawdown Date are repaid; and

      (B) all Loans to be made on or before that Drawdown Date and in respect of which a Request has been received by an Agent are made;

      and

      the Overall Commitment of a Bank means, in the case of a Bank which is a Revolving Credit Bank, its Revolving Credit Commitment or, in the case of a Swingline Bank which is not a Revolving Credit Bank, the Revolving Credit Commitment of its Affiliate which is a Revolving Credit Bank.

    If the operation of Clauses 5.3 (Advance of Revolving Loans) or of Clauses 6.3 (Advance of Swingline Loans) would cause the applicable Outstandings of a Bank (the affected Bank) to exceed its Overall Commitment, then:

      the affected Bank will participate in the relevant Loan only to the extent that its applicable Outstandings will not exceed its Overall Commitment;

      each other Bank's participation in the Loan under the Clauses referred to above will be re-calculated in accordance with those Clauses, but for the purpose of the recalculation the affected Bank's Commitment will be deducted from the Total Revolving Credit Commitments or the Total Swingline Commitments (as appropriate) and the amount of the affected Bank's participation in that Loan (if any) will be deducted from the requested amount of the Loan; and

      the calculation in subparagraph (ii) above will be applied to each Bank in turn until the amount of its participation in the Loan under that Clause is determined.

  2.5 Obligations several

  The obligations of each Bank under this Agreement are several. Failure of a Bank to carry out its obligations hereunder shall not relieve any other Party of any of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

  2.6 Rights several

  The obligations of each Obligor towards each Finance Party hereunder are given to each of them as separate and independent rights. Each Finance Party may separately enforce its rights under each Finance Document, subject to the other terms of the Finance Documents.

  2.7 Appointment of Obligors' Agent

    Each Obligor irrevocably authorizes the Obligors' Agent to give all notices (including, without limitation, Requests and notices of prepayment and cancellation) and instructions and make such agreements (including, without limitation, in relation to an alternative basis for determining the rate of interest and/or funding applicable to a Loan (as described in Clause 14.3 (Substitute basis)) expressed to be capable of being given or made by the Obligors' Agent in this Agreement.

    The authorization of the Obligors' Agent shall be effective notwithstanding that the exercise of the Obligors' Agent's authority may affect the Obligors without further reference to or the consent of the Obligors. Each Obligor shall, as regards each Agent and each Bank, be bound by any action taken by the Obligors' Agent on its behalf as though that Obligor had itself taken such action.

  2.8 Change of currency

    If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

      any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent; and

      any translation from one currency or currency unit to another shall be at the official conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent acting reasonably.

    If a change in any currency of a country occurs, this Agreement will be amended to the extent the Facility Agent specifies to be necessary to reflect the change in currency and to put the Finance Parties in the same position, so far as possible, that it would have been in if no change in currency had occurred.

  3. PURPOSE

    Each Borrower shall apply each Revolving Loan towards:

      its general corporate purposes; or

      refinancing the Existing Indebtedness; or

      financing any acquisitions not prohibited by the terms of this Agreement.

    Each Borrower shall apply each Swingline Loan as support for any commercial paper programme. No Swingline Loan will be used to repay an outstanding Swingline Loan;

    Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of any Loan.

  4. CONDITIONS PRECEDENT

  4.1 Documentary conditions precedent

  The Obligors' Agent may not deliver the first Request until the Facility Agent has notified the Borrower and the Banks that it has received all of the documents set out in Part 1 of Schedule 2 in form and substance satisfactory to it, and the Finance Parties have received the documentation and other evidence requested by them under Clause 19.23(a) (Know your customer requirements).

  4.2 Further conditions precedent

  The obligation of each Bank to participate in any Loan is subject to the further conditions precedent that:

  (a) on both the date of the Request and the Drawdown Date:

    the representations and warranties in Clause 18 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

    no Default is outstanding or might result from the Loan;

  (b) the making of the Loan would not cause Clause 2.3 (Facility Limits) to be contravened; and

  (c) the making of the Loan would not result in more than eight Revolving Loans, three U.S.$ Swingline Loans, and three SEK Swingline Loans being outstanding at any one time.

  5. REVOLVING LOANS

  5.1 Drawdown

  A Borrower may borrow a Revolving Loan if the Facility Agent receives from the Obligors' Agent, not later than 9.00 a.m. two Business Days before the proposed Drawdown Date or, in the case of a Loan denominated in an Optional Currency, three Business Days before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

  5.2 Completion of Requests

  A Request will not be regarded as having been duly completed unless:

  (a) it specifies whether it is a utilisation of the Revolving Credit Facility, the U.S.$ Swingline Facility, or the SEK Swingline Facility;

  (b) it specifies the Borrower that will borrow the Loan;

  (c) the Drawdown Date is a Business Day falling within the Availability Period;

  (d) the amount of the Loan is:

    a minimum of U.S.$25,000,000 and an integral multiple of U.S.$5,000,000, or an equivalent amount in any Optional Currency; or

    the balance of the relevant undrawn Commitment; or

    such other amount as the Facility Agent may agree;

  (e) the amount selected under paragraph (d) above does not cause Clause 2.3 (Facility Limits) to be contravened;

  (f) the currency selected complies with Clause 11 (Optional Currencies);

  (g) the Interest Period selected complies with Clause 9 (Interest Periods) and does not extend beyond the Maturity Date of the relevant Facility which applies to the participation of any Bank; and

  (h) the payment instructions comply with Clause 12 (Payments).

  Each Request must specify one Revolving Loan only, but the Obligors' Agent may, subject to the other terms of this Agreement, deliver more than one Request on any one day.

  5.3 Advance of Revolving Loans

    The Facility Agent shall promptly notify each Revolving Credit Bank of the details of the requested Revolving Loan and the amount of its participation in the Revolving Loan.

    Subject to the terms of this Agreement, each Revolving Credit Bank shall make its participation in the Revolving Loan available to the Facility Agent for the relevant Borrower in the currency in which it is to be borrowed, on the relevant Drawdown Date.

    The amount of each Revolving Credit Bank's participation in the Revolving Loan will be the proportion of the Loan which its Commitment in respect of the relevant Facility bears to the Total Revolving Credit Commitments in respect of the relevant Facility on the proposed Drawdown Date adjusted, if necessary, to reflect the operation of Clause 2.4 (A Bank's individual limit).

  6. SWINGLINE LOANS

  6.1 Drawdown

    A Borrower may borrow a Swingline Loan if the appropriate Swingline Agent receives from the Obligors' Agent a duly completed Request. Each Request must be copied to the Facility Agent and is irrevocable.

    Unless the Facility Agent and the appropriate Swingline Agent otherwise agree, the latest time for receipt:

      by the U.S.$ Swingline Agent and the Facility Agent of a duly completed Request for a U.S.$ Swingline Loan is 11.00 a.m. (New York City time) on the proposed Drawdown Date; and

      by the SEK Swingline Agent of a duly completed Request for a SEK Swingline Loan is 11.00 a.m. (Stockholm time) on the proposed Drawdown Date.

    Each Request for a Swingline Loan must be sent to the appropriate Swingline Agent to its address in New York City or, as the case may be, Stockholm, as well as to the Facility Agent at the same time.

  6.2 Completion of Requests

  A Request for a Swingline Loan will not be regarded as having been duly completed unless:

  (a) it specifies whether it is a utilisation of the U.S.$ Swingline Facility or the SEK Swingline Facility;

  (b) it specifies the Borrower that will borrow the Loan;

  (c) the Drawdown Date is a U.S.$ Swingline Business Day, or as appropriate, a SEK Swingline Business Day falling within the Availability Period;

  (d) the amount of the Loan is:

    in the case of a U.S.$ Swingline Loan, a minimum of U.S.$25,000,000 and is an integral multiple of U.S.$5,000,000;

    in the case of a SEK Swingline Loan, a minimum of SEK 100,000,000 and is an integral multiple of SEK 100,000,000;

    the balance of the undrawn Commitments under the relevant Swingline Facility; or

    such other amount as the Swingline Agent may agree;

  (e) the amount selected under paragraph (d) does not cause Clause 2.3 (Facility Limits) to be contravened;

  (f) the Interest Period selected complies with Clause 9 (Interest Periods) and does not extend beyond the Maturity Date which applies to the participation of any Swingline Bank; and

  (g) the payment instructions comply with Clause 12 (Payments).

  6.3 Advance of Swingline Loans

    In the case of a U.S.$ Swingline Loan, the U.S.$ Swingline Agent shall, not later than 12 noon (New York City time) on the proposed Drawdown Date, notify each U.S.$ Swingline Bank of the details of the requested U.S.$ Swingline Loan and the amount of its participation in the U.S.$ Swingline Loan.

    In the case of a SEK Swingline Loan, the SEK Swingline Agent shall not later than 12 noon (Stockholm time) on the proposed Drawdown Date notify each SEK Swingline Bank of the details of the requested SEK Swingline Loan and the amount of its participation in the SEK Swingline Loan.

    Subject to the terms of this Agreement, each Swingline Bank shall make its participation in the Swingline Loan available to the Swingline Agent for the relevant Borrower on the relevant Drawdown Date.

    The amount of each Swingline Bank's participation in the Swingline Loan will be the proportion of the Swingline Loan which its Swingline Commitment bears to the Total Swingline Commitments on the date of receipt of the relevant Request, adjusted, if necessary, to reflect the operation of Clause 2.4 (A Bank's individual limit).

  6.4 Non-payment of Swingline Loans

    If a Swingline Loan is not repaid on its due date, each Bank must pay to the relevant Swingline Agent for the relevant Swingline Banks an amount calculated as described below..

    The amount (if any) required to be paid by a Bank is the proportion of the Swingline Loan not repaid (together with any interest accrued and unpaid on that amount from the Drawdown Date of the Swingline Loan to the date of payment by that Bank) which the Revolving Commitment of that Bank bears to the Total Revolving Commitments, less the amount of its share (or that of a Bank which is its Affiliate), before any adjustment under this Subclause, in the unpaid amount of the Swingline Loan. If this produces a negative figure for a Bank no amount need be paid by that Bank.

    On a payment under this Subclause, the paying Banks will be subrogated to the rights of the Swingline Banks which have shared in the payment received.

    If and to the extent a paying Bank is not able to rely on its rights under paragraph (c) above, the relevant Borrower will be liable to that paying Bank for a debt equal to the amount that paying Bank has paid under this paragraph and the Borrower's liability to the Swingline Bank will be reduced accordingly.

    Any payment under this Subclause does not reduce the obligations in aggregate of any Obligor.

  7. REPAYMENT

  7.1 Repayment

  The relevant Borrower shall repay each Loan in full, on the last day of its Interest Period, to the Facility Agent or (in the case of a Swingline Loan) to the relevant Swingline Agent for the relevant Bank(s) participating in that Loan.

  7.2 Re-borrowing

  Subject to the other terms of this Agreement, any amounts repaid under Clause 7.1 (Repayment) may be re-borrowed.

  8. PREPAYMENT AND CANCELLATION

  8.1 Automatic cancellation

  The Total Commitments shall, to the extent not already voluntarily cancelled under Clause 8.2 (Voluntary cancellation) or Clause 8.3 (Additional right of prepayment and cancellation), be automatically cancelled in full on the Maturity Date.

  8.2 Voluntary cancellation

    The Obligors' Agent may, by giving not less than five days' prior written notice to the Facility Agent (or such shorter period of notice as the Majority Banks may agree), cancel in whole or in part the undrawn amount of the Total Revolving Commitments (but the cancellation in part of either shall be in a minimum of U.S.$25,000,000 and an integral multiple of U.S.$5,000,000).

    The Obligors' Agent may, by giving prior written notice to the U.S.$ Swingline Agent, cancel the unutilised portion of the Total U.S.$ Swingline Commitments in whole or in part (but if in part, in a minimum of U.S.$25,000,000 and an integral multiple of U.S.$5,000,000).

    The Obligors' Agent may, by giving prior written notice to the SEK Swingline Agent, cancel the unutilised portion of the Total SEK Swingline Commitments in whole or in part (but if in part, in a minimum of SEK 200,000,000 and an integral multiple of SEK 50,000,000).

    Any such cancellation shall reduce the Commitment of each Bank in respect of the relevant Facility pro rata.

    The Obligors' Agent may not cancel the Total Revolving Commitments if it would result in the Total U.S.$ Swingline Commitments and the Total SEK Swingline Commitments exceeding the Total Revolving Commitments.

  8.3 Additional right of prepayment and cancellation

  If:

  (a) a Borrower is required to pay to a Bank any additional amounts under Clause 13 (Taxes); or

  (b) a Borrower is required to pay to a Bank any amount under Clause 15 (Increased Costs); or

  (c) Clause 14 (Market Disruption) is in operation but no agreement has been reached under Clause 14.3 (Substitute basis),

  then, without prejudice to the obligations of the Borrowers under those Clauses, the Obligors' Agent may, whilst the relevant circumstances continue, serve a notice of prepayment and cancellation on that Bank through the Facility Agent. On the date falling five Business Days after the date of service of the notice:

  (i) all the Borrowers shall prepay the participations of that Bank and its Affiliated Bank (if any) in all the Loans; and

  (ii) the Commitments of that Bank and its Affiliated Bank (if any) shall be cancelled.

  8.4 Mandatory Prepayment

  If, at any time after the date of this Agreement:

  (a) it is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents; or

  (b) any Borrower (other than the Parent) is not or ceases to be a Subsidiary of the Parent; or

  (c) any single person, or group of persons acting in concert, acquires control of the Parent; or

  (d) the guarantee of the Parent is not effective or is alleged by any Obligor to be ineffective for any reason,

  (e) then the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Obligors' Agent:

  (i) cancel the Total Commitments; and/or

  (ii) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, be repaid forthwith, whereupon they shall be repaid forthwith.

  8.5 Miscellaneous provisions

    Any notice of prepayment and cancellation or notice of cancellation under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

    All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 25.2 (Other indemnities), without premium or penalty. All cancellations under this Agreement shall be made without penalty.

    No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

    No amount of a Commitment which is cancelled under this Agreement may subsequently be reinstated.

    No amount prepaid under this Agreement may subsequently be re-borrowed.

  9. INTEREST PERIODS

  9.1 General

  Each Loan has one Interest Period only.

  9.2 Selection

    The Obligors' Agent may select an Interest Period for a Loan in the relevant Request. Each Interest Period for a Loan will commence on its Drawdown Date.

    Subject to the following provisions of this Clause 9:

      each Interest Period for a Revolving Loan will be one, two, three or six months or any other period agreed by the relevant Borrower and the Facility Agent (acting on the instructions of all the Banks);

      each Interest Period for a U.S.$ Swingline Loan will be a period not exceeding 7 U.S.$ Swingline Business Days; and

      each Interest Period for an SEK Swingline Loan will be a period not exceeding 7 SEK Swingline Business Days.

    No more than five Revolving Loans with Interest Periods of one month may be outstanding at any time.

  9.3 Non-Business Days

  If an Interest Period for a Revolving Loan would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

  9.4 Overrunning of the Maturity Date

  If an Interest Period in respect of a Loan borrowed under the Facility would otherwise overrun the Maturity Date, it shall be shortened so that it ends on the Maturity Date.

  9.5 Notification

  The Facility Agent shall notify each relevant Party of the duration of each Interest Period promptly after ascertaining its duration.

  10 Interest

    10.1 Interest rate

      The rate of interest on each Revolving Loan for its Interest Period is the rate per annum determined by the Facility Agent to be the aggregate of the applicable:

        Margin;

        LIBOR (or EURIBOR where appropriate); and

        Mandatory Cost.

      The rate of interest on each U.S.$ Swingline Loan for its Interest Period is the rate per annum determined by the U.S.$ Swingline Agent to be the U.S.$ Swingline Rate for each day during its Interest Period.

      The rate of interest on each SEK Swingline Loan for its Interest Period is the rate per annum determined by the SEK Swingline Agent to be the SEK Swingline Rate for each day during its Interest Period.

    10.2 Adjustment of Margin

      In this Clause 10.2:

        Margin Reset Date means any day upon which there is a change in the credit rating assigned to the Parent's long term unsecured and unsubordinated debt by either or both of the Rating Agencies, as notified to the Facility Agent in accordance with Clause 19.3 (Information - miscellaneous);

        Margin Period means the period from (and including) a Margin Reset Date to (but excluding) the next Margin Reset Date.

      For the period from (and including) the date of this Agreement to (but excluding) the first Margin Reset Date, the Margin shall be 0.175 per cent. per annum.

      On each Margin Reset Date, the Facility Agent shall determine the Margin (the "relevant Margin") which will apply to all Interest Periods commencing during the Margin Period commencing on that Margin Reset Date.

    d (i) If the Parent's long term unsecured and unsubordinated debt has assigned to it a credit rating by only one Rating Agency, the relevant Margin shall be the percentage rate per annum shown alongside that credit rating under the heading of the relevant Rating Agency in the table below;

    (ii) if the Parent's long term unsecured and unsubordinated debt has assigned to it a credit rating by both Rating Agencies and the level of both credit ratings is the same, the relevant Margin shall be the percentage rate per annum shown alongside those credit ratings in the table below;

    (iii) if the Parent's long term unsecured and unsubordinated debt has assigned to it a credit rating by both Rating Agencies but the level of both credit ratings is not the same, then:

    (A) if the credit ratings are different by only one level, the lower level will apply;

    (B) if the credit ratings are different by more than one level, then either:

    (I) the average credit rating will apply; or

    (II) if the average credit rating falls between two levels, the higher level will apply,

    and for the purposes of this clause, the level of a credit rating shall be that shown as such alongside that credit rating in the table below, with level 1 being the highest and level 4 being the lowest.

    For the purposes of the table below:

    Column A sets out the Applicable Margin for the period from the date of this Agreement until the fifth anniversary of this Agreement (inclusive of the day of the fifth anniversary).

    Column B sets out the Applicable Margin for the period after the fifth anniversary of this Agreement until the Maturity Date (inclusive of the Maturity Date).

Level	Standard & Poor's rating	Moody's rating	Applicable Margin (per cent. per annum)
			(A)	(B)
1	A or higher	A2 or higher	0.150	0.175
2	A-	A3	0.175	0.200
3	BBB+	Baa1	0.200	0.225
4	BBB or lower	Baa2 or lower	0.250	0.275

(e) (i) On and from any date upon which neither Rating Agency continues to assign a credit rating to the Parent's long term unsecured and unsubordinated debt, the Margin shall be 0.275 per cent. per annum.

(ii) the Margin as determined in accordance with subparagraph (e)(i) above shall continue until such time as one or both Rating Agency assigns a credit rating to the long term unsecured and unsubordinated debt of the Parent, at which time the remaining provisions of this Clause 10.2 shall apply.

10.3 Due dates

Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of the Interest Period for that Loan and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

10.4 Default interest

  If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Facility Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the default rate) determined by the Facility Agent to be one per cent. per annum above the higher of:

    the rate on the overdue amount under Clause 10.1 (Interest rate) immediately before the due date (if of principal); and

    A. if the overdue amount relates to a U.S.$ Swingline Loan, the U.S.$ Swingline Rate; or

    B. if the overdue amount related to a SEK Swingline Loan, the SEK Swingline Rate; or

    C. in all other cases, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Revolving Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Facility Agent may determine (each a Designated Interest Period).

  The default rate will be determined:

  (i) if calculated by reference to the relevant Swingline Rate, on each day; or

  (ii) if calculated by reference to LIBOR or EURIBOR on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

  If the default rate is to be determined by reference to LIBOR or EURIBOR and the Facility Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Facility Agent from whatever sources it may select.

  Default interest will be compounded monthly (if calculated by reference to the Swingline Rate) or at the end of each Designated Interest Period (if calculated by reference to LIBOR or EURIBOR).

10.5 Notification of rates of interest

The relevant Agent shall promptly notify the Obligors' Agent and the relevant Banks of the determination of a rate of interest under this Agreement.

11. OPTIONAL CURRENCIES

11.1 Selection

  The Obligors' Agent may select the currency of a Revolving Loan in the relevant Request.

  The currency of each Revolving Loan must be U.S. Dollars or an Optional Currency.

  The Obligors' Agent may not choose a currency if as a result the Revolving Loans would be denominated at any one time in more than four currencies.

  The Facility Agent shall notify each Revolving Credit Bank of the currency of each Revolving Loan, the applicable Facility Agent's Spot Rate of Exchange and the Original Dollar Amount promptly after they are ascertained.

11.2 Revocation of currency

If before 9.30 a.m. on any Rate Fixing Day, the Facility Agent receives notice from a Revolving Credit Bank that:

  it is impracticable for it to fund its participation in a Revolving Loan in the relevant Optional Currency during that Interest Period in the ordinary course of business in the London interbank market (or the European interbank market as appropriate); and/or the use of the proposed Optional Currency might contravene any law or regulation,

  the Facility Agent shall give notice to the Obligors' Agent and to the Revolving Credit Banks to that effect before 11.00 a.m. on that day. In this event:

    the Obligors' Agent and the Revolving Credit Banks may agree that the drawdown will not be made; or

    in the absence of agreement:

      that Bank's participation in the Loan (or, if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in U.S. Dollars during the relevant Interest Period;

      in the definition of LIBOR (insofar as it applies to that Loan) in Clause 1.1 (Definitions):

        there shall be substituted for the time "11.00 a.m." the time "1.00 p.m."; and

        paragraph (b) of that definition shall apply.

11.3 Amount of Optional Currencies

  If a Revolving Loan is to be drawn down in an Optional Currency, the amount of each Bank's participation in that Revolving Loan will be determined by converting into that Optional Currency that Bank's participation in the Original Dollar Amount of that Revolving Loan on the basis of the Facility Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day applicable to that Loan.

  The Facility Agent shall notify the Banks and the Obligors' Agent of Optional Currency amounts (and the applicable Facility Agent's Spot Rate of Exchange) promptly after they are ascertained.

12. PAYMENTS

12.1 Place

All payments by an Obligor or a Bank under the Finance Documents shall be made to the Facility Agent or (if the payment relates to a Swingline Facility) the relevant Swingline Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, in the principal financial centre of a Participating Member State, Stockholm or London) as it may notify to that Obligor or that Bank for this purpose. Notwithstanding the above, all payments by the Parent to the Bookrunners under Clauses 22 (Fees) and 23 (Expenses) shall be made to the Bookrunners in the manner agreed by the Bookrunners and the Parent.

12.2 Funds

Payments under the Finance Documents to an Agent shall be made for value on the due date at such times and in such funds as the relevant Agent may specify as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3 Distribution

  Each payment received by an Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by that Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, in the principal financial centre of a Participating Member State, Stockholm or London) as it may notify to that Agent for this purpose by not less than five Business Days' prior notice.

  Each Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

  Where a sum is to be paid to an Agent under the Finance Documents for another Party, that Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. Each Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but an Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by that Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the relevant Agent to reflect its cost of funds.

12.4 Currency

  A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

  Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

  Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

  Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in U.S. Dollars.

12.5 Set-off and counterclaim

All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

12.6 Non-Business Days

  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

  During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

12.7 Partial payments

  If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in the following order:

    first, in or towards payment pro rata of any unpaid, fees, costs and expenses of the Agents under the Finance Documents;

    secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

    thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

    fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  If a Swingline Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers to the relevant Swingline Banks under this Agreement, the relevant Swingline Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in respect of the relevant Swingline Facility in the following order:

    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the relevant Swingline Agent under the Finance Documents;

    secondly, in or towards payment pro rata of any accrued interest on a relevant Swingline Loan due but unpaid under this Agreement; and

    thirdly, in or towards payment pro rata of the principal of any relevant Swingline Loan due but unpaid under this Agreement.

  The relevant Agent shall, if so directed by all the Banks in the case of paragraph (a) above or all the U.S. Swingline Banks in the case of paragraph (b) above, vary the order set out in subparagraphs (a)(ii) to (iv) above or (b)(ii) and (iii) above, as appropriate.

  Paragraphs (a), (b) and (c) above will override any appropriation made by any Borrower.

13. TAXES

  13.1 Gross-up

  All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by an Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

  13.2 Tax receipts

  All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the relevant Agent evidence satisfactory to that Agent (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

  13.3 Tax indemnity

    Without prejudice to the provisions of Clause 13.1 (Gross-up), if any Bank, the Facility Agent or a Swingline Agent on its behalf is required to make any payment on account of a Nonexcluded Tax on or in relation to any amounts paid or payable from any Obligor under the Finance Documents (including, without limitation, any sum received or receivable under this Clause 13) or any such liability in respect of any such payment is asserted, imposed, levied or assessed against such Bank, the Facility Agent or a Swingline Agent on its behalf, such Obligor shall, upon demand of the Facility Agent, promptly indemnify such Bank, the Facility Agent or Swingline Agent against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, except and to the extent that:

      such liability or interest, penalties or expenses arises as a result of failure by such Bank, Facility Agent or Swingline Agent to make any payment by the latest date legally permitted; or

      such liability or interest, penalties or expenses arises out of a failure to comply with the relevant filing, certification or other reporting requirements stipulated by the relevant tax authority in the jurisdiction of such Bank, Facility Agent or Swingline Agent in connection with such requirement to make any such payment on account of tax.

    For the purposes of paragraph (a) above, Nonexcluded Tax shall mean all taxes (including withholding taxes collected at source of payment) other than:

      taxes imposed on net income;

      taxes imposed by the jurisdiction in which the Bank, Facility Agent or relevant Swingline Agent is organised by virtue of such party being organised in such jurisdiction; and

      taxes imposed by the jurisdiction in which the Bank, Facility Agent or relevant Swingline Agent is located or doing business by virtue of such party being so located or doing business.

  13.4 Indemnity claims

  A party intending to make a claim pursuant to Clause 13.3 (Tax indemnity) shall, promptly upon becoming aware of the circumstances giving rise to such claim, notify the Facility Agent thereof, whereupon the Facility Agent shall notify the relevant Obligor thereof.

  13.5 U.S. Taxation - delivery of forms and statements

    Within 31 days after the date of this Agreement, each Bank (which is not a United States person as such term is defined in section 7701(a)(30) of the Code) shall submit to the Obligors' Agent duly completed and signed copies of either:

      Form W-8BEN (entitling the relevant Bank to a complete exemption from withholding on all amounts to be received by it, including fees, under the Finance Documents); or

      Form W-8ECI (relating to all amounts to be received by the relevant Bank, including fees, under the Finance Documents),

    of the United States Internal Revenue Service.

    Any New Bank (as defined in Clause 28.2 (Transfers by Banks)) shall comply with the provisions of paragraph (a) above within 31 days, or earlier if requested, of it becoming a New Bank under this Agreement.

    Other than as set out in paragraphs (a) and (b) above, each Bank (and any New Bank) shall submit to the Obligors' Agent such additional duly completed and signed copies of the applicable forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be:

      reasonably requested by an Obligor from that Bank (or New Bank); and or required under then current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by that Bank (or New Bank), including fees, under the Finance Documents.

    Upon the request of an Obligor, any New Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Obligors' Agent duly completed Internal Revenue Service Form W-9, establishing that it is such a United States person.

    If any Bank (or any New Bank) determines that it is unable to submit any form or certificate that it is obliged to submit pursuant to this Clause 13.5, or that any information or declaration contained in any such form or certificate previously submitted has either ceased or will cease to be true, accurate and complete in all respects, it shall promptly notify the Obligors' Agent and the Facility Agent of such fact.

14. MARKET DISRUPTION

  14.1 Absence of quotations

  If LIBOR or EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on a Rate Fixing Day, the applicable LIBOR or EURIBOR shall, subject to Clause 14.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

  14.2 Market disruption

  If:

    (i) LIBOR or EURIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate, by 11.30 a.m. on a Rate Fixing Day; or

    (ii) the Facility Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR or EURIBOR; or

    the Facility Agent receives notification from Revolving Credit Banks whose participations in a Revolving Loan exceed 30 per cent. of that Revolving Loan that, in their opinion:

      matching deposits may not be available to them in the London interbank market or (as applicable) the European interbank market in the ordinary course of business to fund their participations in that Revolving Loan for the relevant Interest Period; or

      the cost to them of obtaining matching deposits in the London interbank market or the European interbank market would be in excess of LIBOR or EURIBOR (as applicable) for the relevant Interest Period, the Facility Agent shall promptly notify the Obligors' Agent and the Revolving Credit Banks of the fact and that this Clause 14 is in operation.

  14.3 Substitute basis

  After any notification under Clause 14.2 (Market disruption), the relevant Loan shall not be made. However, within five Business Days of receipt of the notification, the Obligors' Agent and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to the Loan and (to the extent required) any future Loans to be denominated in the currency of the affected Loan. Any substitute basis so agreed above shall be, with the prior consent of all the Banks, binding on all the Parties.

  15. INCREASED COSTS

  15.1 Increased costs

    Subject to Clause 15.2 (Exceptions), the Parent shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

      the introduction of, or any change in, or any change in the interpretation of, any law or regulation; or

      compliance with any regulation made after the date of this Agreement,

    (including any law or regulation relating to taxation, change in currency of a country, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

    In this Agreement increased cost means:

      an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

      that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Loans made or to be made under this Agreement as is attributable to a Finance Party making, funding or maintaining those participations; or

      a reduction in any amount payable to a Finance Party or any of its Affiliates or the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

      the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by that Finance Party or any of its Affiliates from any other Party under this Agreement.

    As soon as practicable after becoming aware that the Parent is liable, or will become liable, to pay any amount in accordance with the provisions of paragraph (a) above, the Facility Agent will notify the Parent accordingly.

  15.2 Exceptions

  Clause 15.1 (Increased costs) does not apply to any increased cost:

    compensated for by the payment of the Mandatory Cost;

    compensated for by the operation of Clause 13 (Taxes); or

    attributed to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank (or the overall net income of a division or branch of that Bank) imposed in the jurisdiction in which its principal office for the time being is situate.

  15.3 Claims

  A Finance Party intending to make a claim for an Increased Cost must provide the Parent with a certificate confirming the amount of, and the events giving rise to, the claim.

  16. ILLEGALITY

  If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

    that Bank may notify the Obligors' Agent through the Facility Agent accordingly; and

    (i) each Borrower shall forthwith prepay the participations of that Bank and its Affiliated Bank (if any) in all the Loans made to it; and

    (ii) the Commitments of that Bank and its Affiliated Bank (if any) shall forthwith be cancelled.

  17. GUARANTEE

  17.1 Guarantee

  The Parent irrevocably and unconditionally:

    as principal obligor guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents;

    undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Parent shall forthwith on demand by an Agent pay that amount as if the Parent instead of the Borrower were expressed to be the principal obligor; and

    indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Parent is or becomes unenforceable, invalid or illegal.

  17.2 Continuing guarantee

  This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee is a guarantee of payment and not of collectability.

  17.3 Reinstatement

    Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Parent under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

    Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

  17.4 Waiver of defences

  The obligations of the Parent under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

    any time or waiver granted to, or composition with, any Borrower or other person;

    the release of any Obligor or any other person under the terms of any composition or arrangement with any creditors of any member of the Group;

    the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

    any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Borrower or any other person;

    any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Parent's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

    any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Parent's obligations under this Clause 17 be construed as if there were no such circumstance.

  17.5 Immediate recourse

  The Parent waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Parent under this Clause 17.

  17.6 Appropriations

  Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

    refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such a manner and order as it sees fit (whether against those amounts or otherwise) and the Parent shall not be entitled to the benefit of the same; and

    hold in a suspense account any monies received from the guarantor or on account of the guarantor's liability under this Clause 17, without liability to pay interest on those monies.

  17.7 Non-competition

  Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, the Parent shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 17:

    be subrogated to any rights, security or monies held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of the Parent's liability under this Clause 17;

    claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

    receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower,

  unless the Facility Agent otherwise directs. The Parent shall hold in trust for and forthwith pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7 or as directed by the Facility Agent.

  17.8 Additional security

  This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

  17.9 Consideration and enforceability

    The Parent represents warrants and agrees that:

      it will receive valuable direct and indirect benefits as a result of the transactions financed by the Loans; and

      these benefits will constitute "reasonably equivalent value" and "fair consideration" as those terms are used in the fraudulent transfer laws.

    The Parent acknowledges and agrees that the Finance Parties have acted in good faith in connection with the guarantee granted under this Clause 17, and the transactions contemplated by this Agreement.

    This Clause 17 shall be enforceable against the Parent to the maximum extent permitted by the fraudulent transfer laws.

    The Parent's liability under this Clause 17 shall be limited so that no obligation of, or transfer by, the Parent under this Clause 17 is subject to avoidance and turnover under the fraudulent transfer laws.

    For the purposes of this Clause, "fraudulent transfer laws" means applicable United States bankruptcy and state fraudulent transfer and conveyance statutes and the related case law.

  18. REPRESENTATIONS AND WARRANTIES

  18.1 Representations and warranties

  Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party.

  18.2 Status

    It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

    each Material Group Member has the power to own its assets and carry on its business as it is being conducted.

  18.3 Powers and authority

  It has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

  18.4 Legal validity

  Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

  18.5 Non-conflict

  The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not:

    conflict with any law or regulation or judicial or official order; or

    conflict with the constitutional documents of any Obligor; or

    conflict with any document which is binding upon any Obligor or any asset of any Obligor.

  18.6 No default

    No Default is outstanding or might result from the making of any Loan; and

    no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, would constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which could reasonably be expected to have a material adverse effect.

  18.7 Authorizations

    All authorizations which would reasonably be considered to be required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

    All acts, conditions and things required to be done, fulfilled and performed under the laws of the United States of America in order to make the Finance Documents admissible in evidence in the United States of America have been done, fulfilled and performed.

  18.8 Accounts

    In the case of the Parent, the audited consolidated accounts of the Group most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Group Accounts):

      have been prepared in accordance with accounting principles and practices generally accepted in the U.S.A. consistently applied; and

      fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up.

    In the case of each Borrower other than the Parent, its audited accounts most recently delivered to the Facility Agent:

      have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of its incorporation consistently applied; and

      fairly represent its financial condition as at the date to which they were drawn up.

  18.9 Litigation

    Other than as specifically disclosed to the Facility Agent prior to the date of this Agreement, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect.

    In respect of any litigation, arbitration or administrative proceedings disclosed to the Facility Agent prior to the date of this Agreement, there has been no development in the conduct of those proceedings which might have a material adverse effect.

  18.10 Taxes on payments

  It will not be required to make any deduction or withholding from any payment it may make to any Finance Party under the Finance Documents.

  18.11 No immunity

  In any proceedings taken in the United States of America, or any other relevant state or jurisdiction, in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

  18.12 Pari passu ranking

  Its obligations under the Finance Documents will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

  18.13 Winding up: re-organisation etc.

  It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.

  18.14 Environmental Law

  Other than as specifically disclosed to the Facility Agent prior to the date of this Agreement, each Obligor is and has been in compliance with all applicable Environmental Laws and Environmental Licences in all material respects and, so far as it is aware, there are no circumstances that may at any time prevent or interfere with continued compliance by it with all applicable Environmental Laws and Environmental Licences in all material respects. Other than as disclosed to the Facility Agent prior to the date of this Agreement, no Environmental Claim is pending or, to the best of its knowledge, threatened against it or any of its properties.

  18.15 ERISA

  Each Plan of the Obligors and their respective ERISA Affiliates complies in all material respects with all applicable requirements of law and regulation. No Reportable Event has occurred with respect to any Plan which might have a material adverse effect, and no steps have been taken to terminate any Plan. No Obligor or any Subsidiary or ERISA Affiliate of an Obligor has had a complete or partial withdrawal from any Multiemployer Plan or initiated any steps to do so.

  18.16 Investment Company Act

  No Obligor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

  18.17 Public Utility Holding Company and Federal Power Act

  No Obligor is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of, or otherwise subject to regulation under, the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is a "public utility" within the meaning of, or otherwise subject to regulation under, the United States Federal Power Act.

  18.18 Other regulation

  No Obligor is subject to regulation under any United States Federal or State statute or regulation that limits its ability to incur or guarantee indebtedness.

  18.19 Margin Stock

    The proceeds of the Loans have been and will be used only for the purposes described in Clause 3 (Purpose).

    No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the United States Federal Reserve System).

    None of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X).

  18.20 Solvency

    The Parent has not incurred and does not intend to incur or believe it will incur debts beyond its ability to pay as they mature.

    The Parent has made no transfer or incurred any obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

    For purposes of this Clause 18.20:

      "debt" means any liability on a claim;

      "claim" means (A) any right to payment, whether or not that right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (B) any right to an equitable remedy for breach of performance if that breach gives rise to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

      terms used in this Clause 18.20 shall be construed in accordance with the applicable United States bankruptcy and New York fraudulent conveyance statutes and the related case law.

  18.21 Stamp duties

  No stamp or registration duty or similar taxes or charges are payable in respect of any Finance Document.

  18.22 No Security Interests

  Other than as permitted by the provisions of Clause 19.8 (Negative pledge), no Security Interest exists over all or any of its present or future revenues or assets.

  18.23 Material adverse change

  There has been no material adverse change in the condition (financial or otherwise) of any Borrower or the Group as a whole since the date of the Original Group Accounts.

  18.24 Jurisdiction/governing law

    Its:

      irrevocable submission under this Agreement to the jurisdiction of the courts of England and New York;

      agreement that this Agreement is governed by English law; and

      agreement not to claim any immunity to which it or its assets may be entitled are legal, valid and binding under the laws of its jurisdiction of incorporation; and

    any judgment obtained in England or in New York will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

  18.25 United States laws

    In this Subclause:

      Anti-Terrorism Law means each of:

      Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued September 23, 2001, as amended by Order 13268 (as so amended, the Executive Order);

      the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

      the Money Laundering Control Act of 1986, 18 U.S.C. sect. 1956; and

      any similar law relating to terrorism or money laundering enacted in the United States of America subsequent to the date of this Agreement.

      Restricted Party means any person listed:

      in the Annex to the Executive Order;

      on the "Specially Designated Nationals and Blocked Persons" list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

      in any successor list to either of the foregoing.

    To the best of its knowledge, neither it nor any of its Affiliates:

      is, or is controlled by, a Restricted Party;

      has received funds or other property from a Restricted Party; or

      is in breach of or has been notified by any governmental or quasi-governmental, regulatory or judicial body or agency that it is the subject of any action or investigation under any Anti-Terrorism Law.

  18.26 Times for making representations and warranties

  The representations and warranties set out in this Clause 18:

    are made on the date of this Agreement; and

    (with the exception of Clause 18.23 (Material adverse change)) are deemed to be repeated by each Obligor on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing.

  19. UNDERTAKINGS

  19.1 Duration

  The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

  19.2 Financial information

  The Parent shall supply to the Facility Agent in sufficient copies for all the Banks:

    as soon as the same are available (and in any event within 180 days (or, in the case of Autoliv AB, within 212 days) of the end of each of its financial years):

      its audited consolidated accounts for that financial year; and

      the audited accounts of each Borrower for that financial year;

    as soon as the same are available (and in any event within 90 days of the end of the first half-year of each of its financial years):

      its unaudited consolidated accounts for that half-year; and

      the unaudited accounts of Autoliv ASP, Inc. for that half-year.

    as soon as the same are available (and in any event within 60 days of the end of each financial quarter):

      its unaudited consolidated accounts for that financial quarter; and

      the unaudited accounts of Autoliv ASP, Inc. for that financial quarter.

  19.3 Information - miscellaneous

  Each Obligor shall supply to the Facility Agent:

    all documents despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched; and

    (unless already provided to the Facility Agent) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect on the financial condition of any Material Subsidiary or on the Group as a whole or on the ability of any Obligor to perform its obligations under this Agreement; and

    promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request; and

    immediately upon its occurrence, details of any change in the credit rating assigned to the Parent's long term unsecured and unsubordinated debt by either or both of the Rating Agencies.

  19.4 Notification of Default

  Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

  19.5 Compliance certificates

  The Parent shall supply to the Facility Agent:

    within five Business Days of delivery of the accounts specified in Clause 19.2 (a)(i), (b)(i) and (c)(i) (Financial information); and

    promptly at any other time, if the Facility Agent so requests, a Compliance Certificate signed by one of its senior officers on its behalf (substantially in the form set out in Schedule 6 (Form of Compliance Certificate)):

      setting out computations as to compliance with Clause 19.22 (Subsidiary Borrowings) as at the date at which the accounts referred to in paragraph (a) above were drawn up;

      confirming the credit ratings which currently apply to the Parent's long term unsecured and unsubordinated debt; and

      certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

  19.6 Authorizations

  Each Obligor shall promptly:

    obtain, maintain and comply with the terms of; and

    supply certified copies to the Facility Agent of,

  any authorization required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

  19.7 Pari passu ranking

  Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

  19.8 Negative pledge

    No Obligor shall, and the Parent shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets (other than Unrestricted Margin Stock).

    Paragraph (a) does not apply to:

      any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue;

      any Security Interest disclosed in writing to the Facility Agent prior to the execution of this Agreement which secures Financial Indebtedness outstanding at the date of this Agreement;

      any Security Interest arising in relation to set-off arrangements between cash balances and bank borrowings with the same bank which arise in the ordinary course of business;

      any Security Interest existing at the time of acquisition on or over any asset acquired by a member of the Group after the date of this Agreement which was not created in contemplation of or in connection with that acquisition, provided that the principal amount secured by such Security Interest and outstanding at the time of acquisition is not subsequently increased and the Security Interest is discharged within three months;

      in the case of any company which becomes a member of the Group after the date of this Agreement, any Security Interest existing on or over its assets when it becomes a member of the Group which was not created in contemplation of or in connection with it becoming a member of the Group, provided that:

        the principal amount secured by such Security Interest and outstanding when the relevant company became a member of the Group is not increased;

        no amount is secured by any such Security Interest which is not secured by the relevant Security Interest when the relevant company becomes a member of the Group; and

        the Security Interest is discharged within three months;

      any Security Interest replacing any of the Security Interests permitted by paragraphs (iv) and (v), provided that the amount secured by any replacement Security Interest shall not exceed the amount outstanding and secured by the original Security Interest at the time of the creation of the replacement Security Interest, the value of the replacement asset over which the replacement Security Interest is created does not exceed the value of the asset over which the original Security Interest was held, the replacement Security Interest secures the same obligations as the original Security Interest and such replacement Security Interest is discharged within the original three-month period specified in paragraphs (iv) and (v); and

      any other Security Interest provided that at the time that the Security Interest is created, the aggregate amount of indebtedness secured by all Security Interests permitted under this Clause 19.8(b)(vii) (other than those permitted by subparagraphs 19.8(b)(i) - (vi) above), when taken together with the aggregate value of financing raised or the amount involved in the financing of an asset in transactions described in Clause 19.9 (Transactions similar to security), does not exceed 5 per cent. of the book value of the consolidated total assets of the Group, as determined by reference to the most recent consolidated accounts of the Group delivered pursuant to Clause 19.2 (Financial information).

  19.9 Transactions similar to security

    No Obligor shall, and the Parent shall procure that no other Material Subsidiary will:

      sell, transfer or otherwise dispose of a material part of its assets (either in one transaction or a series of transactions, whether related or not) on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

      sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

    in each case, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset, save where the aggregate of (a) financing raised or the amount involved in the financing of the acquisition of an asset in transactions described in this Clause 19.9 (Transactions similar to security) and (b) the Security Interests permitted by Clause 19.8(b)(vii) (Negative pledge), does not exceed 5 per cent. of the book value of the consolidated total assets of the Group, as determined by reference to the most recent consolidated accounts of the Group delivered pursuant to Clause 19.2 (Financial information). Paragraph (a) above does not apply to Unrestricted Margin Stock.

  19.10 Disposals

    No Obligor shall, and the Parent shall procure that no other Material Subsidiary will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

    Paragraph (a) does not apply to:

      disposals made in the ordinary course of business of the disposing entity; or

      disposals of assets in exchange for other assets comparable or superior as to type, value and quality; or

      disposals made on an arms length basis for full market consideration; or

      disposals made with the prior written consent of the Majority Banks; or

      any disposal of assets from:

        an Obligor to another Obligor; or

        a Material Subsidiary (other than an Obligor) to an Obligor or any other Subsidiary; or

        any other Subsidiary of the Parent to any member of the Group,

  provided that all such disposals in this paragraph (v) are made for full market consideration,

  19.11 Change of business

  The Parent shall procure that no substantial change is made to the general nature or scope of the business of the Parent or of the Group from that carried on at the date of this Agreement.

  19.12 Mergers

  The Parent shall not, without the prior written consent of the Majority Banks, finalise or effectuate any amalgamation, demerger, merger or reconstruction.

  19.13 Insurances

  Each Obligor shall, and the Parent will procure that the Group taken as a whole will, effect and maintain such insurance over and in respect of its property, assets and business with reputable underwriters or insurance companies and in such a manner and to such extent as is reasonable and customary for a business enterprise engaged in the same or similar businesses and in the same or similar localities.

  19.14 Third party guarantees

  No Obligor shall, and will ensure that no other member of the Group shall, without the prior consent of the Majority Banks, grant any guarantee, bond, indemnity, counter-indemnity or similar instrument in respect of any material obligation of a person other than a member of the Group, save for:

    on the terms of the Finance Documents; or

    any guarantee related to the purchase or supply of goods and/or services by such Obligor or a member of the Group or a consortium or a group of companies of which such Obligor or a member of the Group is a party, which guarantee is given in the ordinary course of business.

  19.15 Environmental Matters

  Each Obligor that directly or indirectly owns, leases, occupies or uses real property in the United States shall, in all material respects, comply with:

    all applicable Environmental Law; and

    the terms and conditions of all Environmental Licenses applicable to it,

  and for this purpose will implement procedures to monitor compliance with and to prevent any liability under Environmental Law.

  19.16 Notice requirements

  Each Obligor will give the Facility Agent prompt notice of the occurrence of any of the following events:

    non-compliance in any material respect with any Environmental Law or Environmental License of which it is aware;

    any Environmental Claim or any other claim, notice or other communication served on it in respect of any alleged breach of any Environmental Law or Environmental License which could reasonably be expected to have a material adverse effect;

    any actual or suspected Environmental Contamination which might have a material adverse effect;

    any Reportable Event;

    termination of any Plan maintained or contributed by the Obligor or any ERISA Affiliate or any action that might result in termination; or

    complete or partial withdrawal from any Multiemployer Plan by the Obligor or any ERISA Affiliate or any action that might result in complete or partial withdrawal.

  In each notice delivered under this Clause, the relevant Obligor will include reasonable details concerning the occurrence that is the subject of the notice as well as the Obligor´s proposed course of action, if any. Delivery of a notice under this Clause will not affect the Obligor´s obligations to comply with any other provision of this Agreement.

  19.17 Investment Company Act

  No Obligor will, either by act or omission, become, or permit any other Obligor to become, an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

  19.18 Public utility status

  No Obligor will, either by act or omission, become or permit any other Obligor or, as a result of its obligations under this Agreement, the Bank to become subject to regulation under the United States Public Utility Holding Company Act of 1935, as amended, or the United States Federal Power Act.

  19.19 ERISA

  No Obligor will take any action or omit to take any action or permit any Subsidiary or ERISA Affiliate to take any action or omit to take any action with respect to any Plan that might result in the imposition of a lien or other Security Interest on any property of the Obligor or any Subsidiary or otherwise have a material adverse effect.

  19.20 Margin Stock

  The Obligors will use the proceeds of the Loans only for the purpose described in Clause 3 (Purpose). No Obligor will engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the Board of Governors of the United States Federal Reserve System). The Obligors shall procure that none of the proceeds of the Loans will be used for any purpose that will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X). If requested by the Facility Agent, the Obligors' Agent will furnish to the Facility Agent in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

  19.21 Solvency

  The Parent will, at all times, maintain sufficient capital to conduct its current and proposed business and operations, maintain its ability to pay its debts as they become due, and continue to own property having a value – both at fair valuation and at present fair saleable value – greater than the total amount of the probable liability of the Parent on its debts and obligations (including this Agreement).

  19.22 Subsidiary Borrowings

    In this Clause 19.22:

    Borrowings means:

      the outstanding principal amount of any monies borrowed;

      the outstanding principal amount of any debenture, bond, note, loan stock or other security;

      the outstanding principal amount of any acceptance under any acceptance credit opened by a bank or other financial institution and not attributable to goods or documents of title to goods in the ordinary course of documentary credit transactions;

      the principal amount, outstanding for more than 90 days on its original terms and created in connection with the payment of the acquisition price of any asset before or after the time of acquisition or possession by the party liable, where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of an asset;

      any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in subparagraph (ii) above; and

      the outstanding principal amount of any indebtedness of any person of a type referred to in subparagraphs (a) - (e) above which is the subject of a guarantee indemnity and/or other form of assurance against financial loss.

    For the avoidance of doubt, the amount of any provision for pension liabilities made in the accounts delivered in accordance with Clause 19.2 (Financial information) shall not constitute Borrowings for the purposes of this definition.

    Subsidiary Borrowings means, at any time, the aggregate amount of all Borrowings of the Parent's Subsidiaries (other than the Borrowers) at that time (without double counting in relation to intra-Group Borrowings or guarantees given by one Subsidiary in relation to the Borrowings of another).

    For the purposes of this Clause 19.22 figures shall be expressed in U.S. Dollars and, where any currency has to be converted into U.S. Dollars for this purpose, such conversion shall be made at the rate of exchange applied in the relevant financial accounts delivered under Clause 19.2 (Financial information).

    The Parent shall procure that Subsidiary Borrowings shall at no time exceed U.S.$200,000,000 (or its equivalent).

  19.23 Know your customer requirements

    Each Obligor must promptly on the request of any Finance Party supply to that Finance Party documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Bank) to enable a Finance Party or prospective new Bank to carry out and be satisfied with the results of all applicable know your customer requirements.

    Each Bank must promptly on the request of the Facility Agent supply to the Facility Agent documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all applicable know your customer requirements.

    Each Bank agrees that any information it receives under this clause 19.23 (Know your customer requirements) shall be kept confidential in accordance with clause 29 (Disclosure of Information).

  20. DEFAULT

  20.1 Events of Default

  Each of the events set out in this Clause 20 is an Event of Default (whether or not caused by any reason whatsoever outside the control of an Obligor or any other person).

  20.2 Non-payment

  An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and, if the non-payment is caused solely by administrative or technical error, or relates solely to non-payment of interest or fees, it is not remedied within three Business Days.

  20.3 Breach of other obligations

  An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-payment)), provided that, if such non-compliance is capable of remedy, such non-compliance remains unremedied for a period of 14 days.

  20.4 Misrepresentation

  A representation, warranty or statement made or repeated or deemed to be repeated in or in connection with any Finance Document or in any document delivered by or on behalf of an Obligor under or in connection with any Finance Document is incorrect in any material respect when made or repeated or deemed to be repeated.

  20.5 Cross-default

    Any Financial Indebtedness of a member of the Group is not paid when due or within any applicable grace period provided for in the relevant documentation; or

    an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group; or

    any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

    any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

    any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable,

  Provided that no Event of Default shall occur under this Clause 20.5 unless the aggregate amount of all the Financial Indebtedness with respect to which an event or events under paragraphs (a) to (e) (inclusive) above occurs or occur is at least U.S.$40,000,000 (or its equivalent in other currencies).

  20.6 Insolvency

    An Obligor or any Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

    an Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

    an Obligor or any Material Subsidiary, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

  20.7 Insolvency proceedings

    Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of an Obligor or any Material Subsidiary; or

    a meeting of an Obligor or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

    any person presents a petition for the winding-up or for the administration of an Obligor or any Material Subsidiary, other than a petition which is frivolous or vexatious, or which is dismissed within 30 days; or

    an order for the winding-up or administration of an Obligor or any Material Subsidiary is made; or

    any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of an Obligor or any Material Subsidiary or any other insolvency proceedings involving an Obligor or any Material Subsidiary, unless such step is taken by a third party and is frivolous or vexatious.

  20.8 Appointment of receivers and managers

    Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or any Material Subsidiary or any part of its assets; or

    the directors of an Obligor or any Material Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

    any other steps are taken to enforce any Security Interest over any part of the assets of an Obligor or any Material Subsidiary, unless such steps are considered (in the reasonable opinion of the Facility Agent) to be frivolous or vexatious.

  20.9 Creditors' process

  Any attachment, sequestration, distress or execution affects any asset of an Obligor or any Material Subsidiary and is not discharged within 14 days.

  20.10 Analogous proceedings

  There occurs, in relation to an Obligor or any Material Subsidiary, any event anywhere which appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.9 (Creditors process) (inclusive).

  20.11 Cessation of business

  An Obligor or any Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business.

  20.12 U.S. Bankruptcy Laws

    Any Obligor makes a general assignment for the benefit of creditors; or

    any Obligor commences a voluntary case or proceeding under the United States Bankruptcy Code of 1978, as amended, or under any other United States Federal or State bankruptcy, insolvency or other similar law (collectively U.S. Bankruptcy laws); or

    an involuntary case under any U.S. Bankruptcy Law is commenced against any Obligor and the petition is not controverted within 30 days and is not dismissed or stayed within 90 days after commencement of the case; or

    a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for or takes charge of, all or substantial part of the property of any Obligor.

  20.13 ERISA

    Any event or condition occurs that presents a material risk that any Obligor or any ERISA Affiliate may incur a material liability to a Plan or to the United States Internal Revenue Service or to the United States Pension Benefit Guaranty Corporation; or

    An "accumulated funding deficiency" occurs (as that term is defined in section 412 of the United States Internal Revenue Code of 1986, as amended, or section 302 of ERISA), whether or not waived, by reason of the failure of any Obligor or any ERISA Affiliate to make a contribution to a Plan.

  20.14 Acceleration

    Upon the occurrence of an Event of Default described in Clause 20.12 (U.S. Bankruptcy Laws):

      the Total Commitments will immediately terminate; and

      the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, will be immediately due and payable.

    On and at any time after the occurrence of an Event of Default (other than an Event of Default described in Clause 20.12 (U.S. Bankruptcy Laws)) the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Obligors' Agent:

      cancel the Total Commitments; and/or

      demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Banks.

  21. THE AGENTS AND THE BOOKRUNNERS

  21.1 Appointment and duties of the Agents

    Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

    Each U.S.$ Swingline Bank irrevocably appoints the U.S.$ Swingline Agent to act as its agent under this Agreement in connection with the U.S.$ Swingline Facility.

    Each SEK Swingline Bank irrevocably appoints the SEK Swingline Agent to act as its agent under this Agreement in connection with the SEK Swingline Facility.

    Each Party appointing an Agent irrevocably authorizes that Agent on its behalf to:

      perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

      execute each Finance Document expressed to be executed by that Agent on that Party's behalf.

    An Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

  21.2 Role of the Bookrunners

  Except as specifically provided in this Agreement, no Bookrunner has any obligations of any kind to any other Party under or in connection with any Finance Document.

  21.3 Relationship

  The relationship between an Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes an Agent as trustee or fiduciary for any other Party or any other person and an Agent need not hold in trust any monies paid to it for a Party or be liable to account for interest on those monies.

  21.4 Majority Banks' instructions

    Each Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, an Agent may act as it considers to be in the best interests of all the Banks.

    No Agent is authorized to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

  21.5 Delegation

  Each Agent may act under the Finance Documents through its personnel and agents.

  21.6 Responsibility for documentation

  Neither of the Agents or the Bookrunners is responsible to any other Party for:

    the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

    the collectability of amounts payable under any Finance Document; or

    the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

  21.7 Default

    No Agent is obliged to monitor or enquire as to whether or not a Default has occurred. No Agent will be deemed to have knowledge of the occurrence of a Default. However, if an Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, or is otherwise aware of any non-payment default, it shall promptly notify the Banks.

    Each Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

  21.8 Exoneration

    Without limiting paragraph (b) below, no Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

    No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document. Any officer, employee or agent of an Agent may rely on this subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

    (i)Nothing in this Agreement will oblige any Agent or Bookrunner to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

    (ii)Each Finance Party confirms to each Agent and Bookrunner that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

  21.9 Reliance

  In the absence of manifest error or fraud, each Agent may:

    rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

    rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

    engage, pay for and rely on legal or other professional advisers selected by it (including those in that Agent's employment and those representing a Party other than that Agent).

  21.10 Credit approval and appraisal

  Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

    has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by any Agent or any Bookrunner in connection with any Finance Document; and

    will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

  21.11 Information

    The Facility Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

    The Facility Agent shall promptly supply a Bank with a copy of each document received by the Facility Agent under Clause 4 (Conditions Precedent), upon the request and at the expense of that Bank.

    Except where this Agreement specifically provides otherwise, the Facility Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

    Except as provided above, no Agent has any duty:

      either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Borrower or of its related entities, whether coming into its possession before, on or after the date of this Agreement; or

      unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Borrower.

  21.12 The Agents and the Bookrunners individually

    If it is also a Bank, each of the Agents and each of the Bookrunners has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or a Bookrunner.

    Each Agent and each Bookrunner may:

      carry on any business with a Borrower or its related entities;

      act as agent or trustee for, or in relation to any financing involving, a Borrower or its related entities; and

      retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

    In acting as an Agent, the agency division of each Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as an Agent may be treated as confidential by that Agent and will not be deemed to be information possessed by that Agent in its capacity as such.

    Each Borrower irrevocably authorizes an Agent to disclose to the other Finance Parties any information which, in the opinion of that Agent, is received by it in its capacity as an Agent.

    An Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of that Agent incurred by it in connection with the Finance Documents.

  21.13 Indemnities

    Without limiting the liability of any Borrower under the Finance Documents, each Revolving Credit Bank shall forthwith on demand indemnify the Facility Agent, and each Swingline Bank shall forthwith on demand indemnify the relevant Swingline Agent, for that Bank's proportion of any liability or loss incurred by the Facility Agent or the relevant Swingline Agent in any way relating to or arising out of its acting as the Facility Agent or the relevant Swingline Agent, except to the extent that the liability or loss arises directly from the relevant Agent's gross negligence or wilful misconduct.

    A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which the Original Dollar Amount of its participation in the Revolving Loans (if any) bears to the Original Dollar Amount of all the Revolving Loans on the date of the demand or, in the case of a Swingline Bank, the proportion which the participation in the relevant Swingline Loans (if any) bear to all the relevant Swingline Loans outstanding on the date of demand. However, if there are no such Loans outstanding on the date of demand, then the proportion will be the proportion which its Revolving Credit Commitment or relevant Swingline Commitment bears to the Total Revolving Credit Commitments, the Total U.S.$ Swingline Commitments, or Total SEK Swingline Commitments (as applicable) at the date of demand or, if the Total Revolving Credit Commitments, the Total U.S.$ Swingline Commitments, or Total SEK Swingline Commitments (as applicable) have then been cancelled, bore to the Total Revolving Credit Commitments, the Total U.S.$ Swingline Commitments, or Total SEK Swingline Commitments (as applicable) immediately before being cancelled.

  21.14 Compliance

    An Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

    Without limiting paragraph (a) above, no Agent need disclose any information relating to any Borrower or any of its related entities if the disclosure might, in the opinion of that Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

  21.15 Resignation of an Agent

    Notwithstanding its irrevocable appointment, an Agent may resign by giving notice to the Banks and the Obligors' Agent, in which case that Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

    If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the relevant Agent may appoint a successor Agent.

    The resignation of an Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the relevant Agent and the term "Facility Agent" or "Swingline Agent" will mean the successor Agent.

    The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as an Agent under this Agreement.

    Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was an Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

    The Majority Banks may, by notice to an Agent, require it to resign in accordance with paragraph (a) above. In this event, that Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

  21.16 Banks

    Each Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

    The Facility Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

  21.17 Extraordinary management time and resources

  The Parent shall forthwith on demand pay each Agent for the reasonable cost of utilising its management time or other resources in connection with:

    any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; or

    the occurrence of a Default; or

    the enforcement of, or the preservation of any rights under, any Finance Document.

  Any amount payable to an Agent under this Clause 21.17 will be calculated on the basis of such reasonable daily or hourly rates as that Agent may notify to the Obligors´ Agent, and is in addition to any fee paid or payable to an Agent under Clause 22 (Fees).

  22. FEES

  22.1 Arrangement fee

  The Parent shall within five Business Days of the date of this Agreement (or on the first Drawdown Date if the first Drawdown Date falls before the fifth Business Day after the date of this Agreement) pay to the Facility Agent an arrangement fee in the amount agreed in the Fee Letter between the Bookrunners and the Obligors. This fee shall be distributed by the Facility Agent among the Bookrunners.

  22.2 Participation fee

  The Parent shall within five Business Days of the date of this Agreement (or on the first Drawdown Date if the first Drawdown Date falls before the fifth Business Day after the date of this Agreement) pay to the Facility Agent a participation fee in the amount agreed in the Fee Letter between the Bookrunners and the Obligors. This fee shall be distributed by the Facility Agent among the Banks in accordance with the arrangements agreed by the Bookrunners with the Banks prior to the date of this Agreement.

  22.3 Facility Agent's fee

  The Parent shall pay to the Facility Agent for its own account an agency fee in the amount agreed in the Fee Letter between the Facility Agent and the Obligors. The agency fee is payable annually in advance. The first payment of this fee is payable within five Business Days of the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

  22.4 Commitment fee

    The Parent shall pay to the Facility Agent for each Revolving Credit Bank a commitment fee in U.S. Dollars computed at the rate of 30 per cent. per annum of the applicable Margin on the undrawn, uncancelled amount of that Bank's Revolving Credit Commitment.

    The Commitment fee will be payable on each day on which any Commitment is in force. For this purpose Loans shall be taken at their Original Dollar Amount.

    Commitment fee shall be payable quarterly in arrear from the date of this Agreement. Accrued commitment fee shall also be payable to the Facility Agent for the relevant Bank on the cancelled amount of its Revolving Credit Commitment at the time the cancellation comes into effect.

  22.5 Utilisation fee

    The Parent must pay to the Facility Agent for each Bank a utilisation fee computed at the rate of 0.025 per cent. per annum for each day on which the aggregate amount of the Loans equals or exceeds 50 per cent. of the Total Revolving Credit Commitments.

    Utilisation fee is payable on the amount of each Bank's share in the Loans.

    Accrued utilisation fee is payable quarterly in arrear. Accrued utilisation fee is also payable to the Facility Agent for a Bank on the date that its Commitment is cancelled and its share in the Loans prepaid or repaid in full.

  22.6 U.S.$ Swingline Agent's fee

  The Parent shall pay to the U.S.$ Swingline Agent for its own account an agency fee in the amounts and on the terms agreed in the Fee Letter between the Obligors and the U.S.$ Swingline Agent.

  22.7 SEK Swingline Agent's fee

  The Parent shall pay to the SEK Swingline Agent for its own account an agency fee in the amounts and on the terms agreed in the Fee Letter between the Obligors and the SEK Swingline Agent.

  22.8 VAT

  Any fee referred to in this Clause 22 is exclusive of any value added tax or any other direct tax which might be chargeable in connection with that fee. If any value added tax or other direct tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

  23. EXPENSES

  23.1 Initial and special costs

  The Parent shall forthwith on demand pay the Agents and the Bookrunners the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

    the negotiation, preparation, printing and execution of:

      this Agreement and any other documents referred to in this Agreement; and

      any other Finance Document executed after the date of this Agreement; and

    any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.8 (Change of currency), the Facility Agent, and relating to a Finance Document or a document referred to in any Finance Document.

    any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

  23.2 Enforcement costs

  The Parent shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

  24. STAMP DUTIES

  The Parent shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

  25. INDEMNITIES

  25.1 Currency indemnity

    If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the contractual currency) in which the amount is expressed to be payable under the relevant Finance Document:

      that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      the Obligor shall forthwith on demand pay to the each Finance Party forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

    Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

  25.2 Other indemnities

  The Parent shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

    the occurrence of any Default;

    a change in the currency of a country or the operation of Clause 2.8 (Change of currency), Clause 20.14 (Acceleration) or Clause 31 (Pro Rata Sharing);

    any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 10.4 (Default interest)) relative to the amount so received; or

    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) a Loan not being made after the Obligors' Agent has delivered a Request.

  The Parent's liability in each case includes any loss of Margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

  26. EVIDENCE AND CALCULATIONS

  26.1 Accounts

  Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

  26.2 Certificates and determinations

  Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

  26.3 Calculations

  Interest (including any applicable Mandatory Cost) and the fees payable under Clause 22.4 (Commitment fee) and Clause 22.5 (Utilisation fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, where market practice otherwise dictates, 365 days.

  27. AMENDMENTS AND WAIVERS

  27.1 Procedure

    Subject to Clause 27.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Obligors' Agent and the Majority Banks. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

    The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

  27.2 Exceptions

    An amendment or waiver not agreed by a Bank and which relates to:

      the definition of Majority Banks in Clause 1.1 (Definitions);

      an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clauses 22.4 (Commitment fee) or 22.5 (Utilisation fee));

      an increase in that Bank's Commitment;

      a change in the guarantee of the Parent;

      a term of a Finance Document which expressly requires the consent of that Bank; or

      Clause 2.5 (Obligations several), Clause 28.2 (Transfers by Banks), Clause 31 (Pro Rata Sharing) or this Clause 27 (Amendments and Waivers),

    is not binding on that Bank.

    An amendment or waiver which affects the rights and/or obligations of an Agent may not be effected without the agreement of that Agent.

  27.3 Waivers and Remedies Cumulative

  The rights of each Finance Party under the Finance Documents:

    may be exercised as often as necessary;

    are cumulative and not exclusive of its rights under the general law; and

    may be waived only in writing and specifically.

  Delay in exercising or non-exercise of any such right is not a waiver of that right.

  28. CHANGES TO THE PARTIES

  28.1 Transfers by Obligors

  No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

  28.2 Transfers by Banks

    A Bank (the Existing Bank) may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitments and/or its rights and/or obligations under this Agreement to another bank or financial institution (the New Bank).

    (i) A transfer of part of a Commitment must be in a minimum amount of at least U.S.$10,000,000 or its remaining Commitment, if less;

    (ii) no transfer by a Bank of its Revolving Credit Commitment may result in its U.S.$ Swingline Commitments, its SEK Swingline Commitments, or the aggregate of its Swingline Commitments or that of its Affiliated Bank exceeding its Revolving Credit Commitment;

    (iii) a Bank may only transfer its Swingline Commitment to a New Bank if the New Bank is, or will be, a Revolving Credit Bank or an Affiliate of a Revolving Credit Bank; and

    (iv) the prior consent of the Parent is required for any such assignment, transfer or novation, unless the New Bank is another Bank or an Affiliate of a Bank or unless an Event of Default has occurred which is continuing. However, the prior consent of the Parent must not be unreasonably withheld or delayed and will be deemed to have been given if, within ten Business Days of receipt by the Parent of an application for consent, it has not been expressly refused.

    The Facility Agent is not obliged to execute a Novation Certificate until it has completed all know your customer requirements to its satisfaction. The Facility Agent must promptly notify the Existing Bank and the New Bank if there are any such requirements.

    A transfer of obligations will be effective only if either:

      the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

      the New Bank confirms to the Facility Agent and the Obligors' Agent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Facility Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

    Nothing in this Agreement restricts the ability of a Bank to subcontract an obligation if that Bank remains liable under this Agreement for that obligation.

    On each occasion an Existing Bank assigns, transfers or novates any of its Commitments, or any of its rights and/or obligations under this Agreement, other than in relation to a transfer to an Affiliate, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of U.S.$1,500.

    An Existing Bank is not responsible to a New Bank for:

      the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      the collectability of amounts payable under any Finance Document; or

      the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

    Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

      has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

      will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

    Nothing in any Finance Document obliges an Existing Bank to:

      accept a re-transfer from a New Bank of any of the Commitments and/or rights and/or obligations assigned, transferred or novated under this Clause 28; or

      support any losses incurred by the New Bank by reason of the non-performance by the Obligors of their obligations under the Finance Documents or otherwise.

    Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

  28.3 Procedure for novations

    A novation is effected if:

      the Existing Bank and the New Bank deliver to the Facility Agent a duly completed certificate, substantially in the form of Schedule 5(a Novation Certificate); and

      the Facility Agent executes it.

    Each Party (other than the Existing Bank and the New Bank) irrevocably authorizes the Facility Agent to execute any duly completed Novation Certificate on its behalf.

    To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

      the Existing Bank and the other Parties (the existing Parties) will be released from their obligations to each other (the discharged obligations);

      the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

      the rights of the Existing Bank against the existing Parties and vice versa (the discharged rights) will be cancelled; and

      the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Facility Agent or, if later, the date specified in the Novation Certificate.

  28.4 Additional Borrowers

    The Parent must, by giving not less than 10 Business Day's prior notice to the Facility Agent, notify the Facility Agent (which must promptly notify the Banks) of its intention to request one of its wholly-owned (directly or indirectly) Subsidiaries to become an Additional Borrower. Any Additional Borrower must be an incorporated in a member country of the Organisation for Economic Co-operation and Development.

    If the accession of an Additional Borrower requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Parent must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Bank) to enable a Finance Party or prospective new Bank to carry out and be satisfied with the results of all applicable know your customer requirements.

    If one of the wholly-owned Subsidiaries of the Parent is to become an Additional Borrower, then the Parent must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions Precedent Documents), in form and substance satisfactory to the Facility Agent.

    The prior consent of all the Lenders is required unless the Additional Borrower is incorporated and has its main centre of interest in a jurisdiction in which an existing Borrower is incorporated.

    The relevant Subsidiary will, subject to paragraph (d) above, become an Additional Borrower when the Finance Parties have received all of the documents and evidence referred to in paragraph (b) above, and the Facility Agent notifies the other Finance Parties and the Parent that it has received all of the documents and evidence referred to in paragraph (c) above, in form and substance satisfactory to them. The Facility Agent must give this notification as soon as reasonably practicable.

    Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Parent, to the Facility Agent constitutes confirmation by that Subsidiary and the Parent that the representations set out in Clause 18.26 (Times for making representations and warranties) are then correct.

  28.5 Reference Banks

    If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Facility Agent shall (in consultation with the Borrower and the Banks) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

    If a STIBOR Reference Bank (or if a STIBOR Reference Bank is not a SEK Swingline Bank, the SEK Swingline Bank of which it is an Affiliate) ceases to be a SEK Swingline Bank, the SEK Swingline Agent shall (in consultation with the Borrower and the Banks) appoint another SEK Swingline Bank or an Affiliate of a SEK Swingline Bank to replace that STIBOR Reference Bank.

  29. DISCLOSURE OF INFORMATION

  Each Bank shall keep confidential any and all information made available to it by any Obligor pursuant to or in connection with the Finance Documents, other than information:

    which at the relevant time is in the public domain; or

    which, after such information has been made available to that Bank, becomes generally available to third parties by publication or otherwise through no breach of this Clause 29 by that Bank; or

    which was lawfully in the possession of that Bank or its advisers prior to such disclosure (as evidenced by that Bank's written records or the written records of that Bank's advisers) and which was not acquired directly or indirectly from an Obligor; or

    the disclosure of which is required by law or any competent regulatory body (to the extent of that requirement) or which is necessitated by any legal proceeding or audit requirement; or

    the disclosure of which is made to an Affiliate of that Bank in circumstances where it is that Bank's usual practice to make such disclosure or where such disclosure is required as part of that Bank's management or reporting policies or where such disclosure is in the reasonable opinion of that Bank required to protect its position, or to assist in the recovery of amounts, hereunder; or

    the disclosure of which is made to any person with whom it is proposing to enter, or has entered, into any kind of transfer, participation or other agreement in relation to this Agreement; or

    the disclosure of which is made by that Bank to its professional advisers; or

    which is disclosed to another party to this Agreement in the specific circumstances whereby it is made available to that party,

    provided that, if a Bank makes such information available to any person in accordance with paragraphs (d), (e), (f) or (g) above, it takes reasonable endeavours to ensure that such party keeps that information confidential to the same extent as set out above.

  30. SET-OFF

  A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the relevant Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

  31. PRO RATA SHARING

  31.1 Redistribution

  If any amount owing by an Obligor under the Finance Documents to a Finance Party (the recovering Finance Party) is discharged by payment, set-off or any other manner other than in accordance with Clause 12 (Payments) (a recovery), then:

    the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Facility Agent;

    the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 12 (Payments);

    subject to Clause 31.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the redistribution) equal to the excess;

    the Facility Agent shall treat the redistribution as if it were a payment by the relevant Obligor under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

    after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

  31.2 Reversal of redistribution

  If under Clause 31.1 (Redistribution):

    a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

    the recovering Finance Party has paid a redistribution in relation to that recovery,

  each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for a period whilst it held the re-distribution. Thereupon the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

  31.3 Exceptions

    A recovering Finance Party is not obliged to pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

    A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

  32. SEVERABILITY

  If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

    the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

    the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

  33. COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

  34. NOTICES

  34.1 Giving of notices

  All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter or facsimile or, in the case of information provided by the Parent or the Facility Agent in relation to Clauses 19.2 (Financial information) and 19.3 (Information - miscellaneous) only, by e-mail. Any such notice will be deemed to be given as follows:

    if by letter, when delivered personally or on actual receipt; and

    if by facsimile, when received in legible form.

  However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

  34.2 Addresses for notices

    The address and facsimile number of each Party (other than the Obligors and the Agents) for all notices under or in connection with this Agreement are:

      those notified by that Party for this purpose to the Agents on or before the date it becomes a Party; or

      any other notified by that Party for this purpose to the Agents by not less than five Business Days' notice.

    The address and facsimile number of the Parent are:

    Autoliv, Inc,

    Box 70381

    SE-107 24 Stockholm

    Sweden

    Fax No: +46 8 24 44 93

    Attention: Treasurer

    With a copy to:

    Fax No: +46 85 87 20 633

    Attention: VP for Legal Affairs, General Counsel and Secretary

    or such other as the Parent may notify to the Facility Agent by not less than five Business Days' notice.

    The address and facsimile number of the other Borrowers are:

    Autoliv ASP, Inc.

    3350 Airport Road

    Ogden

    Utah 84405

    Fax No: +1 801 625 4853

    Attention: Director of Finance

    Autoliv AB

    World Trade Center

    Klarabergsviadukten 70

    PO Box 70381

    SE-107 Stockholm

    Fax No: +46 824 44 93

    Attention: Treasurer

    With a copy to:

    Fax No: +46 85 87 20 633

    Attention: VP for Legal Affairs, General Counsel and Secretary

    or such other as that Borrower may notify to the Facility Agent by not less than five Business Days' notice.

    The address and facsimile number of the Agents are:

    Facility Agent:

    SEB Merchant Banking

    Foreign Credit Administration

    Karlavägen 108

    10640, Stockholm

    Sweden

    Fax No: +46 8 611 0384

    Attention: Foreign Credit Administration

    With a copy to:

    SEB Merchant Banking Debt Capital Markets

    Scandinavian House

    2 Cannon Street

    London

    EC4M 6XX

    United Kingdom

    Fax No: +44 20 7329 2304

    Attention: Loans Administration

    U.S.$ Swingline Agent:

    JP Morgan Chase Bank, N.A.

    1111 Fannin Street

    Floor 9

    Houston

    TX77002-6925

    USA

    Fax No: +713 750 2129

    Attention: Ashish Baluja

    SEK Swingline Agent:

    SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)

    SEB Merchant Banking, Debt Capital Markets

    Scandinavian House

    2 Cannon Street

    London EC4M 6XX

    United Kingdom

    Fax No: + 44 20 7329 2304

    Attention: Loans Administration

    Email: agency@seb.co.uk

    or such other as an Agent may notify to the other Parties by not less than five Business Days' notice.

    All notices from or to an Obligor or the Obligors' Agent shall be sent through the relevant Agent.

    The Facility Agent shall, promptly upon request from any Party, give to that Party the address, facsimile number or telex number of any other Party applicable at the time for the purposes of this Clause 34.

  35. LANGUAGE

    Any notice given under or in connection with any Finance Document shall be in English.

    All other documents provided under or in connection with any Finance Document shall be:

      in English; or

      if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

  36. JURISDICTION

  36.1 Submission

    For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

    Without prejudice to paragraph (a) above and for the benefit of each Finance Party, each Obligor agrees that any New York State court or Federal court sitting in New York City has jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of those courts.

  36.2 Service of process

  Without prejudice to any other mode of service, each Obligor:

    irrevocably appoints:

      Autoliv Holding Limited, 44 Welbeck Street, London, W1G 8DY, United Kingdom, as agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

      CT Corporation, 111 East Avenue, New York, New York 10011, as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with any Finance Document;

    agrees to maintain an agent for service of process in England and in the State of New York until all Commitments have terminated and the Loans and all other amounts payable under the Finance Documents have been finally, irrevocable and indefeasibly repaid in full;

    agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned;

    consents to the service of process relating to any proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices); and

    agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the Obligor shall immediately appoint a further person in England or in the State of New York, as appropriate, to accept service of process on its behalf in England or in the State of New York, as appropriate, and, if the Obligor does not appoint a process agent within 15 days, the Bank is entitled and authorized to appoint a process agent for the Obligor by notice to the Obligor.

  36.3 Forum convenience and enforcement abroad

  Each Obligor:

    waives objection to the English and New York State and Federal courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with any Finance Document; and

    agrees that a judgment or order of an English or New York State or Federal court in connection with any Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

  36.4 Non-exclusivity

  Nothing in this Clause 36 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

    in any other court of competent jurisdiction; or

    concurrently in more than one jurisdiction.

  37. GOVERNING LAW

  This Agreement is governed by English law.

  38. INTEGRATION

  The Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

  39. WAIVER OF JURY TRIAL

THE OBLIGORS AND THE FINANCE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE FINANCE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

VARIOUS PARTIES

BANKS AND COMMITMENTS

PART 2

REVOLVING CREDIT COMMITMENTS

Revolving Credit Banks	Revolving Credit Commitments U.S.$
Bookrunners
HSBC Bank plc	100,000,000
JPMorgan Chase Bank, N.A.	100,000,000
Skandinaviska Enskilda Banken AB (publ)	100,000,000
Société Générale	100,000,000
Mandated Lead Arrangers
Danske Bank A/S, Danmark, Sweden Branch	80,000,000
DnB NOR Bank ASA	80,000,000
Mizuho Corporate Bank, Ltd	80,000,000
Nordea Bank AB (publ)	80,000,000
The Bank of Tokyo-Mitsubishi, Ltd.	80,000,000
Wachovia Bank, National Association	80,000,000
Senior Co-Arrangers
Banco Bilbao Vizcaya Argentaria	44,000,000
HSH Nordbank AG, Copenhagen Branch	44,000,000
ING Luxembourg SA	44,000,000
Natexis Banques Populaires	44,000,000
The Northern Trust Company	44,000,000

__________
Total Revolving Credit
U.S. $1,100,000,000

PART 3 U.S.$ SWINGLINE BANKS AND U.S.$ SWINGLINE COMMITMENTS

U.S.$ Swingline Banks	U.S.$ Swingline Commitments U.S.$
HSBC Bank Plc	39,062,500
JPMorgan Chase Bank, N.A.	39,062,500
Skandinaviska Enskilda Banken AB (publ)	39,062,500
Société Générale	39,062,500
Dankse Bank A/S, Danmark, Sweden Branch	31,250,000
Nordea Bank AB (publ)	31,250,000
Wachovia Bank, National Association	31,250,000
__________
Total Facility B Commitments
_U.S.$250,000,000

SEK SWINGLINE BANKS AND SEK SWINGLINE COMMITMENTS
SEK Swingline Banks	SEK Swingline Commitments SEK
Skandinaviska Enskilda Banken AB (publ)	250,000,000
Danske Bank A/S, Danmark, Sweden Branch	250,000,000
DnB NOR Bank ASA, Sweden Branch	250,000,000
Nordea Bank AB (publ)	250,000,000
__________
Total Swingline Commitments
SEK 1,000,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST REQUEST

  Each Obligor

    A copy of the memorandum and articles of association and certificate of incorporation of each Obligor.

    A copy of a resolution of the board of directors of each Obligor:

      approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

      authorizing a specified person or persons to execute this Agreement on its behalf; and

      authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

    A specimen of the signature of each person authorized by the resolution referred to in paragraph (b) above.

    A certificate of a director of each Obligor confirming that the borrowing or guaranteeing, as appropriate, of the Commitment in full would not cause any borrowing or guaranteeing limit binding on it to be exceeded.

  Other documents

    A certificate of an authorized signatory of the Parent certifying that each copy document specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

    Evidence that the process agents referred to in Clause 36.2 (Service of process) have accepted their appointments under that Clause.

    Confirmation from the Parent that it is not, to the best of its knowledge and belief after full and due enquiry, in breach of any other agreement to which it is a party.

    Evidence satisfactory to the Facility Agent that the Existing Indebtedness defined in Clause 1.1 (Definitions) has been repaid and cancelled in full or will be repaid and cancelled in full by means of the first drawing made under this Agreement.

    Evidence that all fees and expenses then due and payable from the Obligors under this Agreement have been or will be paid by the first Drawdown Date.

    A copy of any other authorization or other document, opinion or assurance which the Facility Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

  Legal opinions

    A legal opinion of Allen & Overy LLP, New York, legal advisers in the State of New York, U.S.A. to the Finance Parties.

    A legal opinion of Sommer Barnard Attorneys, PC, legal advisers in the State of Indiana, U.S.A. to the Finance Parties.

    A legal opinion of Allen & Overy LLP, London, legal advisers in England to the Finance Parties.

    A legal opinion of Advokatfirman Vinge AB, legal advisers in Sweden to the Finance Parties.

  PART 2

  FOR AN ADDITIONAL BORROWER

  1. Additional Borrowers

    An Accession Agreement, duly executed by the Parent and the Additional Borrower.

    A copy of the memorandum and articles of association and certificate of incorporation of the Additional Borrower.

    A copy of a resolution of the board of directors of the Additional Borrower approving the terms of, and the transactions contemplated by, the Accession Agreement.

    A specimen of the signature of each person authorised on behalf of the Additional Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

    In the case of an Additional Guarantor incorporated in the U.K., a copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Accession Agreement.

    If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the resolution referred to in paragraph 5 above.

  2. Other Documents

    A certificate of an authorised signatory of the Additional Borrower:

      confirming that utilising the Total Commitments in full would not breach any limit binding on it; and

      certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

    A certificate of an authorised signatory of the Parent confirming that:

      no Event of Default or potential Event of Default is continuing; and

      no Event of Default or potential Event of Default would occur as a result of the Additional Borrower acceding to this Agreement.

    If available, a copy of the latest audited accounts of the Additional Borrower.

  3. Legal opinions

    A legal opinion of Allen & Overy LLP or such other firm as may be appointed English legal advisers to the Facility Agent, addressed to the Finance Parties.

    If the Additional Borrower is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

  4. Other documents and evidence

    Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

    A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

  SCHEDULE 3

  CALCULATION OF THE MANDATORY COST

  1. General

    The Mandatory Cost is to compensate a Bank for the cost of compliance with:

      the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

      the requirements of the European Central Bank.

    The Mandatory Cost is expressed as a percentage rate per annum.

    The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Bank in the relevant Loan) of the rates for the Banks calculated by the Facility Agent in accordance with this Schedule on the first day of an Interest Period (or as soon as possible after then).

    The Facility Agent must distribute each amount of Mandatory Cost among the Banks on the basis of the rate for each Bank.

    Any determination by the Facility Agent pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the Parties.

  2. For a Bank lending from a Facility Office in the U.K.

    The relevant rate for a Bank lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

    for a Loan in Sterling:

    AB + C(B-D) + E x 0.01 per cent. per annum

    100-(A + C)

    for any other Loan:

    E x 0.01 per cent. per annum

    300

    where on the day of application of the formula:

      is the percentage of that Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

      is the percentage rate of LIBOR for the relevant Interest Period;

      is the percentage (if any) of that Bank's eligible liabilities which the Bank of England requires it to place as an interest bearing special deposit;

      is the percentage rate per annum payable by the Bank of England on interest bearing special deposits; and

      is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

    For the purposes of this paragraph 2:

      eligible liabilities and special deposit(s) have the meanings given to them at the time of application of the formula pursuant to the Bank of England Act 1988 or (as appropriate) by the Bank of England;

      fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

      fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fees rules but applying any applicable discount rate); and

      tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

    (i) In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5¢ and B = 15¢, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

    (ii) Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

    If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

    Each Bank must supply to the Facility Agent the information required by it to make a calculation of the rate for that Bank. In particular, each Bank must supply the following information on or prior to the date on which it becomes a Bank:

      the jurisdiction of its Facility Office; and

      any other information that the Facility Agent reasonably requires for that purpose.

    Each Bank must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph.

    The percentages of each Bank for the purposes of A and C above and the rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above. Unless a Bank notifies the Facility Agent to the contrary, the Facility Agent may assume that the Bank's obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

    The Facility Agent has no liability to any Party if its calculation over or under compensates any Bank. The Facility Agent is entitled to assume that the information provided by any Bank or Reference Bank under this Schedule is true and correct in all respects.

  3. For a Bank lending from a Facility Office in a Participating Member State

    The relevant rate for a Bank lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Bank to the Facility Agent. This percentage rate per annum must be certified by that Bank in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Bank's share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

    If a Bank fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Bank has not incurred any such cost.

  4. Changes

    The Facility Agent may, after consultation with the Company and the Banks, determine and notify all the Parties of any amendment to this Schedule which is required to reflect:

      any change in law or regulation; or

      any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

    If the Facility Agent, after consultation with the Company, determines that the Mandatory Cost for a Bank lending from a Facility Office in the U.K. can be calculated by reference to a screen, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

  SCHEDULE 4

  FORM OF REQUEST

  To: [ SEB Merchant Banking, Skandinaviska, Enskilda Banken AB (publ)] as Facility Agent]/[ J.P. Morgan Europe Limited] as U.S.$ Swingline Agent/[SEB Merchant Banking, Skandinaviska, Enskilda Banken AB (publ)]*as SEK Swingline Agent

  [cc: [ SEB Merchant Banking, Skandinaviska, Enskilda Banken AB (publ)]]**

  From: [OBLIGORS' AGENT]

  Date: [ ], 2005

  Autoliv, Inc.

  US$1,100,000,000 Credit Agreement dated 7 November, 2005

  1. We wish to utilise the [Revolving Credit]/[U.S.$Swingline]/[SEK Swingline]* Facility as follows:

  (a) Borrower: [ ]

  (b) Facility: [Revolving Credit/U.S.$ Swingline/SEK Swingline]

  (c) Drawdown Date: [ ]

  (d) Amount: [ ]

  (e) Currency: [ ]

  (f) Interest Period: [ ]

  (g) Payment instructions: [ ]

  2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.

  By:

  [OBLIGORS' AGENT]

  Authorized Signatory

  * Delete as appropriate

  **Include for Request for the Swingline Facility

  SCHEDULE 5

  FORM OF NOVATION CERTIFICATE

  To: [SEB Merchant Banking, Skandinaviska, Enskilda Banken AB (publ)] as Facility Agent

  From: [THE EXISTING BANK] and [THE NEW BANK] Date: [        ]

  Autoliv, Inc.

  US$1,100,000,000 Credit Agreement dated 7 November, 2005 (the Agreement)

  We refer to Clause 28.3 (Procedure for novations).

  1. We [                                                       ] (the Existing Bank) and [                                        ] (the New Bank) agree to the Existing Bank and the New Bank novating the Existing Bank's Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 28.3 (Procedure for novations).

  2. The specified date for the purposes of Clause 28.3(c) is [date of novation].

  3. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

  4. This Novation Certificate is governed by English law.

  THE SCHEDULE

  Commitments/rights and obligations to be novated

  [Insert relevant details]

  [Existing Bank]    [New Bank]

  By:       By:

  Date:     Date:

  [New Bank]

  [Facility Office    Address for notices]

  [AGENT]

  By:

  Date:

  SCHEDULE 6

  FORM OF COMPLIANCE CERTIFICATE

  To: [SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)] as Facility Agent

  From: AUTOLIV INC.

  Date: [ ]

  Autoliv Inc., Autoliv ASP Inc. and Autoliv AB

  US$1,100,000,000 Credit Agreement dated [7 November], 2005 (the "Agreement")

  1. This is the Compliance Certificate referred to in Clause 19.5 (Compliance certificates) of the Agreement.

  2. We confirm that as at [relevant Balance Sheet Date] Subsidiary Borrowings were [  ] (Covenant level requirement not more than U.S.$200,000,000).

  3. We confirm the credit ratings as at the date of this Compliance Certificate of the long term unsecured and unsubordinated debt of AUTOLIV INC. given by:

  (a) Moody's was [ ]; and

  (b) Standard & Poor's was [ ].

  4. We confirm that no Default is outstanding as at the date of this Compliance Certificate. [1]

  [1] If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

  SCHEDULE 7

  FORM OF ACCESSION AGREEMENT

  To: [SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)] as Facility Agent

  From: [AUTOLIV INC.] and [Proposed Borrower]

  Date: [ ]

  Autoliv Inc.U.S.$1,100,000,000 Credit Agreement dated [7 November], 2005 (the Agreement)

  We refer to the Agreement. This is an Accession Agreement.

  [Name of company] of [address/registered office] agrees to become an Additional Borrower and to be bound by the terms of the Agreement is an Additional Borrower.

  This Accession Agreement is govern by English law.

  AUTOLIV INC.

  By:

  [PROPOSED BORROWER]

  By:

  SIGNATORIES

  Parent

  AUTOLIV, INC.

  By: Magnus Lindquist Jörgen I. Svensson

  Borrowers

  AUTOLIV, INC.

  By: Magnus Lindquist Jörgen I. Svensson

  AUTOLIV ASP, INC.

  By: Magnus Lindquist Jörgen I. Svensson

  AUTOLIV AB

  By: Magnus Lindquist Jörgen I. Svensson

  Bookrunners

  HSBC BANK PLC

  By: David Stent

  J.P. Morgan PLC

  By: Liv Loge

  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

  By: Michael I Dicks Paula Avraamides

  SG CORPORATE & INVESTMENT BANKING

  By: Thibault Hescot

  Banks

  Revolving Credit Banks

  HSBC BANK PLC

  By: David Stent

  J.P. MORGAN CHASE BANK, N.A.

  By: Jane Renaud

  SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

  By: Michael I Dicks Paula Avraamides

  Société Générale

  By: Thibault Hescot

  THE BANK OF TOKYO-MITSUBISHI, LTD.

  By: Graeme Gillies Simon Lello

  DANSKE BANK A/S, DANMARK, SWEDEN BRANCH

  By: Göran Pettersson Staffan Sundberg

  DNB NOR BANK ASA, SWEDEN BRANCH

  By: Ingar Knudsen

  MIZUHO CORPORATE BANK, LTD.

  By: Phillip Hole

  NORDEA BANK AB

  By: Ulf Gilborne

  WACHOVIA BANK, NATIONAL ASSOCIATION

  By: Carrie Boericke

  BANCO BILBAO VIZCAYA ARGENTARIA S.A.

  By: Alex Mayral Maria Isabel Carrera Ortiz de Eribe

  HSH NORDBANK AG, COPENHAGEN BRANCH

  By: Nils Emilsson Keith Osgood

  ING LUXEMBOURG SA

  By: Yves Verhulst Bernard Coucke

  NATEXIS BANQUES POPULAIRES

  By: Nicholas Hill Andrew Dick

  THE NORTHERN TRUST COMPANY

  By: John P. Brazzale

  U.S.$ Swingline Banks

  HSBC BANK PLC

  By: David Stent

  JP MORGAN CHASE BANK, N.A.

  By: Jane Renaud

  SKANDINAVISKA ENSKILDA BANKEN AB (publ)

  By: Michael I. Dicks Paula Avraamides

  Société Générale

  By: Thibault Hescot

  DANSKE BANK A/S, DANMARK, SWEDEN BRANCH

  By: Göran Pettersson Staffan Sundberg

  NORDEA BANK AB (PUBL)

  By: Ulf Gilborne

  WACHOVIA BANK, NATIONAL ASSOCIATION

  By: Carrie Boericke

  SEK Swingline Banks

  SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

  By: Michael I. Dicks Paula Avraamides

  DANSKE BANK A/S, DANMARK, SWEDEN BRANCH

  By: Göran Pettersson Staffan Sundberg

  DNB NOR BANK ASA, SWEDEN BRANCH

  By: Ingar Knudsen

  NORDEA BANK AB (PUBL)

  By: Ulf Gilborne

  Facility Agent

  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

  By: Michael I. Dicks Paula Avraamides

  U.S.$ Swingline Agent

  JP MORGAN CHASE BANK, N.A.

  By: Jane Renaud

  SEK Swingline Agent

  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

  By: Michael I. Dicks Paula Avraamides